U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------
                            GLOBAL-TECH CAPITAL CORP.
                 (Name of Small Business Issuer in Its Charter)


                 Nevada                                   1000
      (State or Other Jurisdiction of         (Primary Standard Industrial
       Incorporation or Organization)               Classification Code)


                                   98-0191489
                                (I.R.S. Employer
                             Identification Number)

                                P. O. BOX 84037
                  BURNABY, B.C. V5A 4T9, CANADA (604) 889-1111
 (Address, Including Zip Code, and Telephone Number, including Area Code, of
                        Registrant's Executive Offices)

                                MICHAEL MITSIADIS
                          C/O GLOBAL-TECH CAPITAL CORP.
                                 P. O. BOX 84037
                  BURNABY, B.C. V5A 4T9, CANADA (604) 889-1111
 (Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                        Copies of all correspondence to:
                              JOSEPH SIERCHIO, ESQ.
                             SIERCHIO & COMPANY, LLP
                              150 EAST 58TH STREET
                            NEW YORK, NEW YORK 10155

                             -----------------------
APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes
                                             effective.
                              --------------------
If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
----------------------------------- ------------------------ ------------------------ --------------------------- ----------------
Title Of Each Class Of Securities   Number of Shares To Be   Proposed Maximum         Proposed Maximum            Amount of
To Be Registered                    Registered               Offering Price Per       Aggregate Offering Price    Registration
                                                             Share                                                Fee
----------------------------------- ------------------------ ------------------------ --------------------------- ----------------
----------------------------------- ------------------------ ------------------------ --------------------------- ----------------
Common Stock, $.001 par value       2,000,000                $0.05         (1)        $100,000                    $25.00

----------------------------------- ------------------------ ------------------------ --------------------------- ----------------
(1)  Calculated in accordance with Rule 457(o) under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                            GLOBAL-TECH CAPITAL CORP.

          2,000,000 shares of Common Stock at a price of $.05 per share

         This is our initial public offering. We are offering 2,000,000 shares of our common stock at a price of $0.05 per share. We are offering the shares directly, through our officers and directors on an all or none basis. This means that we must sell all of the shares in order to close the offering.

         The funds received from the subscribers will be held in escrow in a non-interest bearing account. The offering will end on ________, 2001, a date which is 120 days from the date of this prospectus unless terminated by us on an earlier date as we may deem appropriate. The minimum number of shares that an investor may purchase is 500,000. If all shares offered are not sold by _____, 2001, the offering will terminate and all funds received from subscribers will be returned promptly. None of our officers and directors or affiliated persons or related parties will be able purchase shares in this offering.

          There is no trading market for our common stock. If a market were to develop, it would most likely be on the NASD's OTCBB or the "Pink Sheets". It would not be on any national securities exchange or the Nasdaq stock market.

                              --------------------

The purchase of shares involves substantial risk. See "Risk Factors" beginning on page 6 for a discussion of risks to consider before purchasing our common stock.
                              --------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

------------------------------- ---------------------------- ---------------------------- ----------------------------
                                Price to the Public(1)       Maximum Commissions(1)       Proceeds to the Company
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Per Share                                  $0.05                         -0-                         $0.05
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Total 2,000,000 Shares                  $100,000.00                      -0-                      $100,000.00

------------------------------- ---------------------------- ---------------------------- ----------------------------
(1)  We are offering the shares directly through our officers and directors on an all or none basis. No compensation will be paid to our officers and directors in connection with their efforts regarding the offer and sale of our shares.


              The date of this prospectus is________________, 2001.

                                TABLE OF CONTENTS



Prospectus Summary...........................................................5
Risk Factors.................................................................6
Cautionary Note Regarding Forward-Looking Statements .......................12
Use of Proceeds.............................................................13
Arbitrary Determination of Offering Price...................................15
Dilution....................................................................15
Plan of Distribution .......................................................16
Legal Proceedings...........................................................17
Directors, Executive Officers, Promoters and Control Persons................17
Security Ownership of Certain Beneficial Owners and Management..............19
Description of Securities...................................................19
Market for Common Equity and Related Stockholder Matters....................20
Limitation of Liability and Indemnification matters ........................21
Legal Matters...............................................................22
Experts.....................................................................22
Interest of Named Experts and Counsel.......................................22
Management's Discussion and Analysis of Financial
  Condition and Results of Operations.......................................22
Business and Description of Property........................................24
Executive Compensation......................................................34
Where You Can Find Additional Information...................................35
Certain Relationships and Related Transactions..............................36
Changes in and Disagreements with Accountants on Accounting
     And Financial Disclosure...............................................36
Index to Financial Statements...............................................37





                      Dealer Prospectus Delivery Obligation

       Until ______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

         This summary contains material information about us and the offering contained elsewhere in the prospectus. Sine it may not include all of the information you may consider important, you should read the entire prospectus, including the section titled "Risk Factors" and our financial statements and the related notes, before deciding to purchase any shares.

         Unless the context otherwise requires, references to "Global-Tech," "us," "we," and "our" refer to Global-Tech Capital Corp. and its wholly owned subsidiaries.

Global-Tech Capital Corp.

         Originally formed for the purpose of developing and marketing products that could effectively improve night time visibility under various conditions, we refocused our business activities in 2000 and we are now engaged in the location, acquisition, exploration and, if warranted, development of a mineral resource property in the Omineca Mining region of the Province of British Columbia, Canada. We are an exploration stage company. We own only one property at this time. Following the consummation of this offering, we intend to initiate our exploration program in our property.

         Our administrative office is located at 2365 Paulus Cresent, Burnaby, B.C. V5A 2M2, Canada. Our telephone number at our corporate offices is (604) 889-1111.

The Offering

Common stock offered by us             2,000,000 shares at $.05 per share on an
                                       all or none basis.


Common stock to be outstanding         12,151,400 shares
After this offering

Use of proceeds                        The proceeds from the sale of the shares
                                       in this offering will be utilized to
                                       pay the offering expenses, initiate our
                                       exploration program and for general
                                       working capital purposes. Since there is a minimum amount to be raised, proceeds from our sale of shares will be placed in a non-interest bearing escrow account until the earlier of (i) all 2,000,000 shares being sold; or (ii) the termination of the offering.

Term of Offering                       120 days (subject to our right to
                                       terminate the offering sooner without
                                       notice.)

                                  RISK FACTORS


         Resource exploration and development is a speculative business, characterized by a number of significant risks including, among other things, unprofitable efforts resulting not only from the failure to discover mineral deposits but from finding mineral deposits which, though present, are insufficient in quantity and quality to return a profit from production. The marketability of minerals acquired or discovered by us may be affected by numerous factors which are beyond our control and which cannot be accurately predicted, including, but not limited to, market fluctuations, the proximity and capacity of milling facilities, mineral markets and processing equipment, and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environmental protection, the combination of which factors may result in our not receiving an adequate return of investment capital.

         Accordingly, you should carefully consider the following risk factors before you make an investment decision regarding the purchase of our shares. We have separated the risks into two broad categories: - risks related to our business, property and industry; and - risks related to the offering and ownership of our common stock.

              Risks Related to Our Business, Property and Industry

Our long term profitability is uncertain as it is related to the success of our exploration program of which there can be no assurance.

         The claim to which we have a right to acquire an interest is in the exploration stages only and is without a known body of commercial ore. Development of the subject mineral property would follow only if favorable exploration results are obtained. Mineral exploration and development involves a high degree of risk and few properties which are explored are ultimately developed into producing mines. There is no assurance that our mineral exploration and development activities will result in any discoveries of commercial bodies of ore. Our operation's long-term profitability will be in part directly related to the cost and success of our exploration programs, which may be affected by a number of factors.

We may not have the funds required and may not be able to obtain them in order to complete our exploration activities.

         Substantial expenditures are required to establish ore reserves through drilling, to develop metallurgical processes to extract the metal from the ore and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining. Although substantial benefits may be derived from the discovery of a major mineralized deposit, no assurance can be given that minerals will be discovered in sufficient quantities and grades to justify commercial operations or that the funds required for development can be obtained on a timely basis. Our estimates of reserves, mineral deposits and production costs can be affected by several factors, many of which are out of our control. As such, we can make no assurances of mine life or the profitability of our operations. Estimates of reserves, mineral deposits and production costs can also be affected by such factors as environmental permitting regulations and requirements, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. In addition, the grade of ore ultimately mined may differ from that indicated by drilling results. Short term factors relating to reserves, such as the need for orderly development of ore bodies or the processing of new or different grades, may also have an adverse effect on mining operations and on the results of operations. Material changes in ore reserves, grades, stripping ratios or recovery rates may affect the economic viability of any project. Reserves are reported as general indicators of mine life. Reserves should not be interpreted as assurances of mine life or of the profitability of current or future operations.

Weather interruptions in the province of British Columbia may affect and delay our proposed exploration operations.

         Our proposed exploration work can only be performed approximately five to six months out of the year. This is because rain and snow cause roads leading to our claims to be impassible during four months of the year. When roads are impassible, we are unable to work and generate income. This may cause significant delays in our operations which could have an adverse affect on our business and results of operations.

Our operations are subject to the hazards and risks associated with exploration, development and production of metals for which we have limited insurance coverage.

         Mineral exploration involves many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Operations in which we have a direct or indirect interest will be subject to all the hazards and risks normally incidental to exploration, development and production of gold and other metals, including, but not limited to cave-ins, harsh weather and terrain, unusual or expected formations, pollution and equipment breakdown, all of which could result in work stoppages, damage to property, and possible environmental damage. We have no insurance coverage and do not presently intend to obtain any liability insurance.

We have a limited operating history.

         We commenced our operations in 1998. As at June 30, 2001, we had incurred cumulative losses from inception in the amount of $31,455.80. We have not declared or paid dividends since then and do not anticipate doing so in the foreseeable future. We are subject to risks inherent in the establishment of a new business enterprise including limited capital resources, possible delays in the exploration of our property, and possible cost overruns. If we are not able to address these events, should they occur, we may have to curtail or suspend our operations.

Our short and long term liquidity and capital resources are uncertain which may adversely affect our ability to continue our operations in the future.

         Our sole property has not commenced commercial production and we have no history of earnings or cash flow from our present operations. The only present source of funds available to us is through the sale of equity or debt, securities or other borrowings. Even if the results of exploration are encouraging, we may not have sufficient funds to conduct the further exploration that may be necessary to determine whether or not a commercially minable deposit exists on any property and we may not realize a return on our investment. We may generate additional working capital through equity offerings, borrowings, operation, development, sale or possibly the joint venture development of our property and/or a combination thereof. However, there is no assurance that any such funds will be available for operations. Failure to obtain such additional capital, if needed, would have a material adverse effect on our operations.

Our property contains no proven reserves.

         The property in which we hold a right to acquire an interest is considered to be in the exploration stage only and does not contain a known body of commercial ore. See "Item 2. Description of Property". Failure to locate ore reserves may adversely affect the economic viability of our project and our operation.

There can be no assurance that our title for claims in which have an interest will not be challenged by third parties.

         While we have reviewed and are satisfied with the title for any claim in which we have a material interest and, to the best of our knowledge, such title is in good standing, there is no guarantee that title to such concessions will not be challenged or impugned.

Our directors may face conflicts of interest in connection with our participation in certain ventures because they are directors of other mineral resource companies.

         Messrs. Mallo and Turnbull, who serve as our directors, are also directors of other mineral resource companies and, to the extent that such other companies may participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. In the event that such a conflict of interest arises at a meeting of our directors, a director who has such a conflict will abstain from voting for or against the approval of such a participation or such terms. In appropriate cases we will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. From time to time several companies may participate in the acquisition, exploration and development of natural resource properties thereby allowing for their participating in larger programs, permitting involvement in a greater number of programs and reducing financial exposure in respect of any one program. It may also occur that a particular company will assign all or a portion of its interest in a particular program to another of these companies due to the financial position of the company making the assignment. In accordance with the laws of the Province of British Columbia, our directors are required to act honestly, in good faith and in the best interest of the company. In determining whether we will participate in a particular program and the interest therein to be acquired by it, the directors will primarily consider the potential benefits to us, the degree of risk to which we may be exposed and its financial position at that time. Other than as indicated, we have no other procedures or mechanisms to deal with conflicts of interest. We are not aware of the existence of any conflict of interest as described above.

We have no sources of operating cash flow and we may be unable to meet our additional funding requirements.

         Our mineral claim is currently being assessed for exploration and as a result, we have no source of operating cash flow. We have limited financial resources and there is no assurance that if additional funding were needed, that it would be available to us on terms and conditions acceptable to us. Failure to obtain such additional financing could result in the delay or indefinite postponement of further exploration and the possible, partial or total loss of our interest in our property. We presently have sufficient financial resources to undertake all of our currently planned exploration and development programs which consist of Phase I of our exploration program. The undertaking of the subsequent phases of our exploration program as well as the development of any ore deposits found on our exploration property depends upon our ability to obtain financing through debt financing, equity financing or other means. There is no assurance that we will be successful in obtaining the required financing. Failure to obtain additional financing on a timely basis could cause us to forfeit our interest in our property and reduce or terminate our operations.

We face intense competition in our industry which may adversely affect our ability to participate in certain agreements with other parties.

         The mineral resources industry is intensely competitive and we compete with many companies that have greater financial resources and technical facilities than ourself. Significant competition exists for the limited number of mineral acquisition opportunities available in the Omineca mining region of British Columbia. As a result of this competition, our ability to acquire additional attractive mining property interests on terms we consider acceptable may be adversely affected.

         We may, in the future, be unable to meet our share of costs incurred under agreements to which we are a party and we may have our interests in the properties subject to such agreements reduced as a result. Furthermore, if other parties to such agreements do not meet their share of such costs, we may be unable to finance the costs required to complete the recommended programs.

We will have to suspend our exploration plans if we do not have access to all of the supplies and materials we need.

         Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies such as dynamite, and equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we find the products and equipment we need.

Mineral prices are subject to fluctuation due to factors beyond our control.

         The mining industry in general is intensely competitive and there is no assurance that, even if commercial quantities of mineral resources are developed, a profitable market will exist for the sale of same. Factors beyond our control may affect the marketability of any minerals discovered. Although the prices of copper have been relatively stable, no assurance may be given that prices will remain so; significant price movements over short periods of time may be affected by numerous factors beyond our control, including international economic and political trends, expectations of inflation, currency exchange fluctuations (specifically, the U.S. dollar relative to other currencies), interest rates and global or regional consumption patterns, speculative activities and increased production due to improved mining and production methods. The effect of these factors on the price of minerals and therefore the economic viability of any of our exploration projects cannot accurately be predicted. As we are in the development stage, the above factors have had no material impact on our operations or income.

Our operations are subject to environmental regulation.

         All phases of our operations in British Columbia will be subject to environmental regulations. Environmental legislation in British Columbia are evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. Although presently compliance with such laws is not a significant factor in our operations, there is no assurance that future changes in environmental regulation, if any, will not adversely affect our operations.

Subscribers to the offering will have little or no influence on matters requiring shareholder approval because we are controlled by our Director and entities affiliated with him who will be able to control all matters requiring shareholder approval.

         Michael Mitsiadis, our President and a director, owns 40% of our issued and outstanding shares of common stock. Mr. Mitsiadis will be able to significantly influence all matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other business combinations transactions. Even if we sell all 2,000,000 shares of common stock in this offering, Mr. Mitsiadis will still be able to control us.

Our future performance is dependent on our ability to retain key personnel, the loss of which would adversely affect our success and growth.

         Our performance is substantially dependent on the performance of our senior management and sales personnel. In particular, our success depends on the continued efforts of our President and director, Michael Mitsiadis and our director, David Mallo. Both Messrs. Mitsiadis and Mallo have over twenty years of experience. The loss of the services of either of them could have a material adverse effect on our business, results of operations and financial condition as commission revenues would most likely dramatically decline. We do not have employment agreements in place with our senior management or key employees.

Our management is inexperienced in managing a public company.

         Although certain members of our current management have had experience managing a public company or a large operating company, there can be no assurance that we will be able to effectively manage the expansion of our operations, that our systems, procedures or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to fully exploit the market opportunity for our products and services. Any inability to manage growth effectively could have a material adverse effect on our future success.

         Risks Related to the Offering and Ownership of our Common Stock

The value and transferability of our shares may be adversely impacted by the limited trading market for our shares and the penny stock rules.

         There is no current trading market for our shares and there can be no assurance that a trading market will develop, or, if a trading market does develop, that it will be sustained. To the extent that a market develops for our shares at all, they will likely appear in what is customarily known at the "pink sheets" or on the NASD Bulletin Board, which may limit their marketability and liquidity.

         To date, neither we nor anyone acting on our behalf has taken any affirmative steps to request or encourage any broker/dealer to act as a market maker for our shares. Further, we have not had any discussions with any market maker regarding the participation of any market maker in the future trading market, if any, for our shares. In addition, holders of our common stock may experience substantial difficulty in selling their securities including as a result of the "penny stock rules," which restrict the ability of brokers to sell certain securities of companies whose assets or revenues fall below the thresholds established by those rules.

Future sales of shares by us may reduce the value of our stock.

         The total amount of shares covered by this prospectus would represent approximately 20% of the number of our outstanding shares on the date of this prospectus. If required, we will seek to raise additional capital through the sale of our common stock. Future sales of shares by us could cause the market price of our common stock to decline.

We have a large number of restricted shares outstanding, a portion of which may be sold under Rule 144 following completion of our offering, which may reduce the price of our shares should a trading market develop.

         Of the 12,151,400 shares of our common stock to be outstanding upon completion of this offering, 4,508,500 shall be "restricted securities," 4,000,000 of which are owned by a corporation controlled by Michael Mitsiadis, our President and Director. Mr. Mitsiadis is an affiliate of ours, as that term is defined in Rule 144 under the Securities Act. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act. 4,000,000 of the "restricted securities" will be eligible for resale under Rule 144. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including one of our affiliates, who has beneficially owned restricted shares of our common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale, if greater. Rule 144 also permits a person who presently is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least two years to sell such shares without regard to any of the volume limitations described above.

         No prediction can be made as to the effect, if any, that sales of shares of common stock or the availability of such shares for sale will have on the market prices of our common stock prevailing from time to time. The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities.

The offering price of our shares was arbitrarily determined by us and thus, is not an indication of the stock's valuation.

         Prior to this offering, there has been no public trading market for our shares. The initial public offering price of our shares has been arbitrary determined by us and does not bear any relationship to established valuation criteria such as assets, book value or prospective earnings. Among the factors considered by us were the proceeds to be raised by the offering, the lack of trading market, the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders and our relative requirements.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

         These forward-looking statements include statements about:

o        our market opportunity;
o        our strategies;
o        competition;
o        Expected activities and expenditures as we pursue our business plan;
         and
o        the adequacy of our available cash resources.

         These statements appear in a number of places in this prospectus and include statements regarding our intent, belief or current expectations, those of our directors or officers with respect to, among other things: (i) trends affecting our financial condition or results of operations, (ii) our business and growth strategies, and (iii) our financing plans. Although we believe that the expectations reflected in the forward-looking statement are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

         The Private Securities Litigation Reform Act of 1995, which provides a "safe harbor" for similar statements by existing public companies, does not apply to our offering.

         The accompanying information contained in this prospectus, including the information discussed under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" identify important factors that could adversely affect actual results and performance. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statement appearing above.

                                 USE OF PROCEEDS

         The shares are being offered directly by us on an all or none basis. This means that we must sell all 2,000,000 shares before we can close the offering.

         The shares will be sold on a first come-first serve basis. Unless all 2,000,000 shares are sold by _____, 2001 (which is 120 days of the date of this Prospectus), the offering will terminate and all funds received from subscribers by the date on which the offering is terminated will be promptly returned. The proceeds of the offering will be held in a non-interest bearing escrow account until the earlier of the date on which (i) all 2,000,000 shares are sold, or
(ii) the offering is terminated. Therefore, in the event that all 2,000,000 shares are not sold, prospective investors' funds may be held in escrow for as long as 120 days before they are returned by the escrow agent.

         If all 2,000,000 shares offered are sold, the gross proceeds of this offering will be $100,000 and the net proceeds will be $51,000. We expect expenses of the offering, including, but not limited to, accounting fees and legal fees, to be approximately $49,000.

The first $ 49,000 raised will be used to pay offering expenses. The net proceeds will be utilized as follows:


         Amount raised:    $ 100,000

                      Allocation

Offering expenses                   $ 49,000
Payment of Consulting Fees          $  2,000
Exploration                         $ 33,000
Working capital                     $ 16,000

         The amount of money allocated for exploration is only an estimate. That is because we do not know how much will ultimately be needed for exploration. Indeed, our property was the subject of a geological report which recommends that we carry out a four phase program of exploration. (See "Description of Property.") At the close of this offering, subject to permissible weather conditions, we plan to implement Phase I of the exploration program at a cost of approximately CAN $50,000 (approximately US$33,000). Phase II, contingent upon successful results from Phase I is estimated to cost CAN $150,000 (approximately US$100,000). Phase III, contingent upon successful results from Phase II is estimated to cost CAN $300,000 (approximately US$200,000). Phase IV, contingent upon successful results from Phase III is estimated to cost CAN $500,000 (approximately US$333,333).

         Although we have sufficient cash on hand to satisfy our operation expenses over the next twelve months, we do not have sufficient capital to implement Phase I of our exploration program. We must sell all of the shares offered in order to do so.

         If successful results are obtained from Phase I, we will implement Phase II of the program subject to our ability to secure additional financing to cover the costs of that Phase. Likewise, if successful results are obtained from the remaining phases, we currently intend to implement the latter phases. If we are successful in implementing the entire exploration program, we may sell or develop the property either alone or in conjunction with others.

         While we currently intend to use the proceeds of this offering substantially in the manner listed above, we reserve the right to reassess and reassign the use if, successful results are not obtained from any phase of the exploration program, or if for any reason in the judgment of our board of directors, changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

         It may be necessary for us to incur some administrative costs for preparation and filings of periodic reports with the Securities and Exchange Commission, the amount of which is not expected to be more than $10,000 through June 30, 2002. It is expected that these costs would be paid from existing working capital. We expect to keep any proceeds not utilized for these purposes in a working capital reserve.

         In the event that we are unable to sell all of the shares offered in this offering and it is terminated, we will attempt to extend the deadlines under the French Claim Property Option Agreement and will seek other sources of financing.

         Except as described in this prospectus, no portion of the proceeds of the offering will be paid to officers, directors and/or their affiliates or associates.
                    ARBITRARY DETERMINATION OF OFFERING PRICE

         There is no trading market for our shares. The initial offering price of $0.05 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us in determining the initial offering price were:

*        The lack of trading market
*        The proceeds to be raised by the offering
* The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders

         We have not declared, and do not foresee declaring, any dividends now or into the foreseeable future.

                                    DILUTION

         The difference between the public offering price per share and the pro forma net tangible book value per share of our Common Stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock. Dilution arises mainly from the arbitrary decision by a company as to the offering price per share. Dilution of the value of the shares purchased by the public in this offering will also be due, in part, to the lower book value of the shares presently outstanding, and in part, to expenses incurred in connection with the public offering.

         Net tangible book value is the net tangible assets of a company (total assets less total liabilities and intangible assets; please refer to "Financial Statements"). At June 30, 2001, we had a net tangible book value of $31,735.90 or $.003 per share.

         The following table illustrates the dilution on a per share basis based upon the book value as at June 30, 2001 and the receipt by us of the proceeds from the sale of the 2,000,000 shares:

Initial public offering price                                             $  .05
Pro forma net tangible book value at June 30, 2001                           .00
Increase in pro forma net tangible book value attributed to new investors    .01
Adjusted pro forma net tangible book value after offering                    .01
Dilution to new investors                                                    .04

         After giving effect to the sale of the 2,000,000 shares being offered at an initial public offering price of $0.05 per share and after deducting estimated expenses of this offering ($49,000), our adjusted net tangible book value at June 30, 2001 after the offering would have been $82,736 or $0.01 per share, representing an immediate increase in net tangible book value of $0.01 per share to the existing shareholders and an immediate dilution of $0.04 or 80% per share to new investors.

         The following table sets forth, on a pro forma basis as of June 30, 2001, with respect to our existing stockholders and new investors, a comparison of the number of shares of common stock we issued, percentage ownership of those shares, the total consideration paid, the percentage of consideration paid and the average per share.

                                      Shares Purchased               Total Consideration
                                   -------------------------      --------------------------
                                   Average                                                          Average
                                   Number       Percentage        Amount        Percentage      Price per Share
                                   ------       ----------        ------        ----------      ---------------
Existing shareholders           10,151,400         84.0%          $88,500         47.0%             $ .01
New investors                    2,000,000         16.0%          100,000         53.0%             $ .05
                                ----------         -----          -------        ------
Total                           12,151,400        100.0%         $188,500        100.0%
                                ==========        ======         ========        ======



                              PLAN OF DISTRIBUTION

         We offer the right to subscribe for 2,000,000 shares at $.05 per share. The minimum number of shares you can purchase is 50,000. We propose to offer the shares directly on an all or none basis. Therefore, all 2,000,000 shares must be sold before the offering can be completed. The offering will be for a period of 120 days from the date of this prospectus unless terminated by us sooner.

         The proceeds of the offering will be held in a non-interest bearing escrow account until all 2,000,000 shares are sold or the offering is terminated. Therefore, subscribers' funds may be held in escrow for up to 120 days before they are returned by the escrow agent. No funds will be returned to the subscribers once all shares offered have been sold and the subscriptions have been accepted by us.

         No compensation is to be paid to any person for the offer and sale of the shares. We will sell the shares in this offering through our president and directors, Michael Mitsiadis, David Mallo and Douglas Turnbull, who will distribute prospectuses related to this offering. We estimate that approximately 100 Prospectuses will be distributed by them. They intend to distribute Prospectuses to acquaintances, friends and business associates.

         Although each of our directors and officers is an associated person of our company as that term is defined in Rule 3a4-1 under the Exchange Act, they will deemed not to be a broker for the following reasons:

* They are not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of their participation in the sale of our securities.
* They will not be compensated for their participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.
* They are not associated persons of a broker or dealers at the time of their participation in the sale of our securities.
*        They meet all of the following conditions:
         * The associated persons primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on our behalf otherwise than in connection with transactions in securities; and
         * The associated person was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
         * The associated person does not participate in selling an offering of securities for any other issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 under the Exchange Act.

         As of the date of this prospectus, no broker has been retained by us for the sale of shares being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

Method of Subscribing

         You may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $.05 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of Sierchio & Company, LLP, as Escrow Agent. and delivered to us. We reserve the right to reject any subscription in whole or in part in our sole discretion for any reason whatsoever notwithstanding the tender of payment at any time prior to our acceptance of the subscriptions received.

Expiration Date

         This offering will expire on __________________, 2001, 120 days from the date of this prospectus, unless concluded by us on an earlier date as we may deem appropriate.

                                LEGAL PROCEEDINGS

         Neither we nor our property is a party to any pending legal proceeding.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         Our director(s), executive officer(s) and other key employees, and their ages, as of September 5, 2001 are as follows:

Name                Age     Positions held with the Company        Since
----                ---     -------------------------------        -----
Michael Mitsiadis   44      President and Director             January 24, 2000
David Mallo         42      Secretary                          August 1, 2001
Douglas Turnbull    38      Director                           August 1, 2001

         The backgrounds and business experience of our directors, executive officers and significant employees during the past five years are as follows:

         Michael Mitsiadis has, since 1997, been a private financial consultant involved in mergers and acquisitions and venture capital transactions. Since January 24, 2000, Mr. Mitsiadis has served as our President and director. Prior to 1997, Mr. Mitsiadis worked as a commercial and residential realtor.

         David Mallo has served as Secretary and a director of our Company since August 1, 2001. From 1993 through 2000, Mr. Mallo was Vice President of Exploration for Adrian Resources Ltd, a British Columbia corporation. Mr. Mallo also serves as a director of Hyperion Resources Corp. and Lund Venture Ltd. Both Hyperion Resources Corp. and Lund Venture Ltd. trade on the Canadian Venture Exchange under the symbols HYP and LUV, respectively.

         Douglas Turnbull has served as a director of our Company since August 1, 2001. He is also President of Lakehead Geological Services, Inc. a British Columbia corporation. Mr. Turnbull also serves as a director of Fresco Developments Ltd. and Buffalo Diamonds Ltd. Both Fresco Developments Ltd. and Buffalo Diamonds Ltd. trade on the Canadian Venture Exchange under the symbols FDP and YBU, respectively.

         There are no family relationships among our directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

         During the past five years, none of our directors, executive officers, promoters or control persons have been:

         (a) the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

         (b) convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

         (c) subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

         (d) found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following lists as of September 5, 2001 the beneficial ownership of common stock of each person known to us who owns more than 5% of our issued and outstanding common stock and of our directors and executive officers.

Name and address* of                Amount and Nature                Percent of
Beneficial Owner                    of Beneficial Ownership            Class
-------------------------           -----------------------            -----
Michael Mitsiadis                      4,018,500 (2)(3)                39.6%


David Mallo                                 Nil                         Nil

Douglas Turnbull                            Nil                         Nil


All directors, executive officers
and significant employees as a

group (3 persons)                      4,018,500                       39.6%


         * Unless otherwise referenced, the address for each of the above mentioned parties is c/o Global-Tech Capital Corp., P. O. Box 84037, Burnaby, B.C. V5A 4T9, Canada.

(1)  Direct Ownership.
(2)  Beneficial Ownership.
(3) Includes 4,000,000 shares registered in the name of Westar Capital Corp., a British Columbia corporation controlled by Mr. Mitsiadis; Includes 9,000 shares registered in the name of Greg Mitsiadis, Mr. Mitsiadis' son; Includes 9,000 shares registered in the name of Chris Mitsiadis, Mr. Mitsiadis' son; Includes 500 shares registered in the name of Nicholas Mitsiadis, Mr. Mitsiadis' son; Does not include 490,000 shares registered in the name of Nancy Mitsiadis, Mr. Mitsiadis' mother, as to which Mr. Mitsiadis disclaims any direct or beneficial interest; Does not include 9,000 shares registered in the name of Kimon Mitsiadis, Mr. Mitsiadis' father, as to which Mr. Mitsiadis disclaims any direct or beneficial interest; Does not include 475,000 shares registered in the name of Genie Kouris, Mr. Mitsiadis' sister, as to which Mr. Mitsiadis disclaims direct or beneficial interest.

                            DESCRIPTION OF SECURITIES

Common Stock

         We are authorized to issue 200,000,000 shares of common stock, $0.001 par value per share, of which 10,151,400 shares were issued and outstanding as of the date of this prospectus. Each outstanding share of common stock entitles the holder to one vote, either in person or by proxy, on all matters that may be voted upon by the owners of those shares at meetings of the stockholders.

         The holders of common stock (i) have equal rights to dividends from funds legally available for the payment of dividends, when, as and if declared by our board of directors; (ii) do not have preemptive, subscription or conversion rights, and (iii) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

         All shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to their ownership. Each shareholder of common stock is entitled to one vote per share with respect to all matters that are required by law to be submitted to shareholders. The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of our directors if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

         Each share of common stock is entitled to share pro rata in dividends and distributions with respect to the common stock when, as and if declared by the board of directors from funds legally available for that purpose. No holder of any shares of common stock has any pre-emptive right to subscribe for any of our securities. All shares of common stock outstanding are fully paid and nonassessable.

Dividends

         We have not declared any dividends since inception, and have no present intention of paying any cash dividends on our common stock in the foreseeable future. The payment of dividends, if any, in the future, rests within the discretion of our board of directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant facts.

Transfer Agent and Registrar

         Currently, the transfer agent and registrar for our common stock is the Nevada Agency & Trust Company, Suite 880, 50 West Liberty Street, Reno, Nevada, 89501.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         There has been no trading market for our common stock. There can be no assurance that a trading market will develop. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker/dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any market maker in the future trading market, if any, for our common stock.

         There are currently 37 holders of our outstanding common stock. The outstanding common stock was sold pursuant to Rule 504 of Regulation D and the terms of Regulation S.

         There are no outstanding options or warrants to purchase, or securities convertible into, our common equity.

         As of the date of this prospectus, of the 10,151,400 shares of our common stock issued and outstanding, 6,085,400 of our shares of common stock are immediately eligible for sale in the public market without restriction or further registration under the Securities Act of 1933, unless purchased by or issued to any "affiliate" of ours, as that term is defined in Rule 144 promulgated under the Securities Act of 1933, described below. All other outstanding shares of our common stock are "restricted securities" as that term is defined under Rule 144, in that those shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rule 144, 144(k) or 701 promulgated under the Securities Act of 1933 or another exemption from registration.

         Sales of substantial amounts of our common stock under Rule 144, this prospectus or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through the future sale of our securities.

         No dividends have been paid on our common stock since our inception.

               LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         We believe that provisions of our Articles of Incorporation and bylaws will be useful to attract and retain qualified persons as directors and officers. Our Articles of Incorporation eliminates any personal liability of directors or officers to the Company or our stockholders for damages for breach of fiduciary duties as directors or officers except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of dividends in violation of Nevada statutes. Our bylaws provide for the indemnification by us to the fullest extent permitted by the Nevada Corporation Law for officers and directors.

         Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to our directors and officers under the provisions mentioned above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against those liabilities (other than our payment of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding) is asserted by a director or officer in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of that issue.

                                  LEGAL MATTERS

         The validity of the issuance of the common stock offered hereby has been passed upon for us by Sierchio & Company, LLP, New York, New York.

                                     EXPERTS

         The financial statements of Global-Tech Corp. at June 30, 2001 and June 30, 2000 appearing in this prospectus and in the registration statement have been audited by Richard M. Prinzi, CPA, as described in his report regarding the financial statements appearing elsewhere in this registration statement, and are included in reliance upon that report given upon the authority of that firm as experts in auditing and accounting.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

         Our experts and counsel were not hired on a contingent basis, will not receive an interest in our company, nor were they a director, promoter, officer or employee of our company.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion of our plan of operation, financial condition and results of operations should be read in conjunction with the Consolidated Financial Statements and Notes to those financial statements included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including but not limited to, those discussed under "Risk Factors" and elsewhere in this prospectus.

PLAN OF OPERATION

         The property in which we hold a right to acquire an interest is considered in the exploration stage only. Therefore, we have not had revenues from operations since our inception and have no regular cash flow. We are, thus, dependent on generating income from mining operations or raising funds through the issuance of our shares in order to undertake further exploration and development of our property, finance further acquisitions and meet general and administrative expenses in the long-term. There can be no assurance that we will be successful in raising the required financings.

         Our property was the subject of a geological report which recommends that we carry out a four phase program of exploration. (See "Description of Property"). Phase I would consist of geological mapping of the entire property as well as prospecting and soil sampling, at an estimated cost of CAN $50,000 (approximately US$33,000). We plan to carry out Phase I of the exploration program which will take less than 12 months. In the event that Phase I is successful, we will carry out the next phase of the exploration program subject to our ability to secure additional financing to cover the costs of Phase II.

         We expect our current cash reserves to satisfy our cash requirements for the next eighteen months exclusive of any cash requirements associated with the implementation of our exploration program. Accordingly, we will not need to raise additional funds in the next twelve months unless we were to implement Phase II of our exploration program, in which case we would have to secure additional financing.

         We do not expect to purchase or sell any plants and/or significant equipment. We do not expect any significant changes in our number of employees.

RESULTS OF OPERATIONS

For the years ended June 30, 2000 and 2001

         For the year ended June 30, 2001, we had a net loss of $31,455.80 compared to a net loss of $21,305.70 for the year ended June 30, 2000, an increased loss of $10,150.10 or 48%. The loss per share of $.002 for the year ending June 30, 2000 increased to $.003 per share for the year ended June 30, 2001. As we have not had any revenues from operations since our inception, the increased loss for the year ended June 30, 2001 was comprised of the $17,289.38 realized loss on investments compared to $0 for the year ended June 30, 2000, as well as expenses totaling $14,176.33 for the year ended June 30, 2001 as compared to $21,305.70 for the year ended June 30, 2000.

         The major components of our expenses were office, legal and professional, bank charges as well as taxes and state fees. Although the office expenses increased by $275.24 from $25.50 for the year ended June 30, 2000 to $300.74 for the year ended June 30, 2001 and taxes and state fees increased by $1,085.89 from $210 for the year ended June 30, 2000 to $1,295.89 for the year ended June 30, 2001, the legal and professional expenses decreased by $8,500 from $21,000 for the year ended June 30, 2000 to $12,500 for the year ended June 30, 2001. This decrease of 41% in legal and professional expenses can be attributed to the fact that the expenses associated with the refocus of our business efforts and our initial capitalization were incurred in the year ended June 30, 2000.

LIQUIDITY AND CAPITAL RESOURCES

         To date, virtually all funding for our acquisition of and expenditures on our resource property and ongoing operations has come from the issuance of our common stock.

         We are in the exploration stage on our mineral property and therefore have no regular cash flow. We are, therefore, dependent on generating income from mining operations or raising funds by the issuance of shares in order to finance further acquisitions, undertake our exploration program and the development of our mineral property, and meet general and administrative expenses in the long-term. There can be no assurance that we will be successful in raising the required financing.

         Since we are solely involved in the exploration and evaluation of our one mineral property, it is the opinion of management that the most meaningful financial information relates primarily to current liquidity and solvency. As at June 30, 2001 we had working capital of $31,735.90. We had no bank loans at June 30, 2001. Our future financial success will be dependent on the extent to which we can discover mineralization and establish the economic viability of developing our property. Such development may take years to complete and future cash flows, if any, are difficult to determine with any certainty. The realization value of any mineralization discovered by us is largely dependent on factors beyond our control such as the market value of the metals produced, mining regulations in Canada and foreign exchange rates.

         We presently have no producing properties, and our material property contains no known mineral reserves; the limited activities on such property to date have been exploratory in nature. Except as disclosed herein, we do not possess reliable information concerning the history of previous operations including the names of previous operators, if any, on our property.

         We expect that our existing capital requirements arising from the evaluation of our existing mineral property and the further fulfillment of our exploration program will be met from the proceeds raised in this offering as well as future equity financings.

                      BUSINESS AND DESCRIPTION OF PROPERTY

Overview

         We were incorporated under the laws of Nevada on July 21, 1998 for the purposes of developing and marketing products designed to improve visibility at night under various circumstances. Not being able to implement our business plan, we refocused our business activities in 2000 and are engaged in the location, acquisition, exploration and, if warranted, development of mineral resource properties in and around the Omineca mining region of British Columbia, Canada. The mineral property in which we have a right to acquire an interest is currently in the exploration stage. Our primary objective is to explore the French claim Property and, if warranted, to develop that mineral property. Our secondary objective is to locate, evaluate and acquire other mineral properties, primarily in the British Columbia region and, to finance their exploration and development either through equity financing, by way of joint venture or option agreements or through a combination of both.

         Although we are actively reviewing the acquisition of additional claims, our primary focus is the initiation of the exploration programs on the French Claim Property and, if warranted, its subsequent development. See "Description of Property".

Competitive Factors

         The copper mining industry is fragmented. We compete with other exploration companies looking for copper. We are one of the smallest exploration companies in existence.

We are an infinitely small participant in the copper mining market. While we compete with other exploration companies, there is no competition for the exploration or removal or mineral from our property. Readily available markets exist in Canada and around the world for the sale of copper. Therefore, we will be able to sell any copper that we are able to recover.

Environmental Regulation

         All phases of our operations in Canada are subject to environmental regulations. Environmental legislation in Canada is evolving in a manner which may require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees.

         Although compliance with such laws is not presently a significant factor in our operations, there is no assurance that compliance with future changes in environmental regulation, if any, will not adversely affect our operations. See "Risk Factors".

         1. Federal Environmental Regulation

         Under the Canadian Constitution Act of 1983, the federal and provincial governments have discrete areas of jurisdiction. For the most part, responsibility for the environment is a matter which falls under provincial, not federal, jurisdiction. As a result, federal legislation and regulations do not materially affect the Company's operations.

         The Canadian federal government does have an environmental assessment process in place embodied in the Canadian Environmental Assessment Act. However, a project will fall under the federal government's jurisdiction and be subject to Canadian Environmental Assessment Act only if the federal government is:

         1. involved in the project as a proponent; or
         2. providing financial assistance to the project; or
         3. involved in the project as vendor of land; or
         4. involved in the project as a regulator of the project under a provision listed in federal regulations.

         None of these four situations apply to our operations and we do not expect to be subject to Canadian Environmental Assessment Act.

         2.       Provincial Environmental Regulation

         There are a number of provincial acts and regulations set forth below (together with the Environmental Assessment Act and Regulations and other provincial acts herein referred to as the "Provincial Laws") which we will or may be required to comply with in some way. These are not expected to materially affect our operations, except as indicated below.

         Pursuant to the requirements of the Provincial Laws, we must provide prior notice and a description of the planned exploration work before the commencement of the work.

         Work which involves mechanized activities such as drilling, trenching, heavy mineral studies, airborne geophysical surveys, extensive use of off road vehicles, establishment of a camp or other activities capable of causing ground disturbance, water quality impairments or disruption to wildlife or wildlife habitat, cannot commence until the plan has been reviewed by the Department of Natural Resources and an Exploration Approval issued, on such terms and conditions deemed necessary and prescribed by the Minister.

         We do not believe that compliance with the Provincial Laws will have a material adverse impact on our operations nor do we anticipate any difficulty in obtaining approval from provincial authorities to commence mining operations if and when warranted. In the event provincial approval is not granted, we may be precluded from carrying on our mining operations.

Regulations

         Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulation. This act sets forth rules for

         *  locating claims
         *  posting claims
         *  working claims
         *  reporting work performed

         We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Environmental Law

         We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:

         1.       Health and Safety
         2.       Archaeological Sites
         3.       Exploration Access

         We are responsible for providing a safe working environment, not disrupting archaeological sites, and conducting our activities to prevent unnecessary damage to the property.

         We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

         We are in compliance with the act and will continue to comply with the act in the future. We believe that compliance with the act will not adversely affect our business operations in the future.

         We have never undergone bankruptcy, receivership, or similar proceeding.

Employees

         As of the date of this Prospectus, we employ one full time employee.

Description of Property

French Claim Property, British Columbia
---------------------------------------

Title

          The French Claim Property is comprised of mineral claim number 374997 located in the Omineca Mining Division of the Province of British Columbia. Under the terms of an option agreement dated May 10, 2001 (the "Agreement") with Robin Day and Valley Gold Ltd. ("Valley Gold"), we were were granted an option to acquire a 100% interest in the French Claim Property, that option to be exercisable by us:

         (a)  paying to Valley Gold CAN$10,000 cash to be paid as follows:

                  (i) CAN$5,000 on the execution of the Agreement (which amount has been paid);

                  (ii) CAN$5,000 on the date that is five (5) business days after the receipt by us of written confirmation from the U.S. Securities and Exchange Commission that our registration statement under the Securities Act of 1933 has become effective (the "Approval Date");

                  (iii) CAN$15,000 on or before the first anniversary of the Approval Date;

                  (iv) CAN$25,000 on or before the second anniversary of the Approval Date;

                  (v) CAN$47,500 on or before the third anniversary of the Approval Date;

         (b) issuing to Valley Gold 10,000 of our common shares on or before the Approval Date;

         (c) paying or issuing to Valley Gold, either cash or our common shares or any combination thereof as determined by us at our sole discretion, as follows:

                  (i) cash or our common shares having a value of CAN$15,000 on or before the first anniversary of the Approval Date;

                  (ii) cash or our common shares having a value of CAN$25,000 on or before the second anniversary of the Approval Date;

                  (iii) cash or our common shares having a value of CAN$47,500 on or before the third anniversary of the Approval Date; and

         (d) incurring Expenditures of not less than CAN$1,000,000 on or before the fourth anniversary of the Approval Date, of which not less than CAN$50,000 must be incurred on or before the first anniversary of the Approval Date, not less than CAN$200,000, in the aggregate, must be incurred on or before the second anniversary of the Approval Date and of which not less than CAN$500,000, in the aggregate, must be incurred on or before the third anniversary of the Approval Date.

         The value of our shares which might be issued under paragraph (c) above will be determined by the average closing price for our common shares on any recognized stock exchange or quotation system on which our common shares may be listed for the thirty trading days prior to the particular anniversary of the Approval Date for the period in which such common shares might be issued. As additional consideration for the grant of the option, the parties agree that Valley Gold will receive a royalty equal to two percent (2%) of Net Smelter Returns.

Location, Access & Physiography

     The French Claim Property is located about 60 kilometers north-northeast of Smithers, British Columbia, at approximately 55 degrees 22'47''N and 126 degrees 54'01''W. It covers a five square kilometer area centred on Minfile 093M 014 -
(SNOW), and overlaps the eastern two thirds of the former RCM-1 Claim. Access is from Smithers by truck to a nearby logging block and by helicopter to the 5,500 foot level. At present, there is no underground or surface plant or equipment on the French Claim Property. The French Claim Property is situated less than three kilometers west of the 6,600 foot French Peak. The property area is covered mostly by alpine plateau meadows and treed creek valleys. The plateau is covered by shallow overburden and frost heave boulders.

Exploration History

         Prospecting and limited follow-up exploration work was undertaken on the French Claim Property over a twenty year period by Mastodon-Highland Bell Mines (1966-1969), Silver Standard Mines (1970-1971) and Ryan Exploration Company (1984-1985).

         Exploration work carried out by Mastodon-Highland Bell Mines Ltd. ("Mastodon-Highland") on the former RCM-1 claim (the eastern two-thirds of which the French Claim Property overlaps) included prospecting, geochemical and geophysical surveys (ground magnetic and induced polarization), 3.2 line kilometres of bulldozer trenching, and geological mapping and rock sampling. Mastodon-Highland allowed its mineral title to lapse in 1969 without filing a public assessment report. Available data from this work is very limited. Rock samples returned copper values up to 5,600 ppm; highly weathered and leached bedrock returned lower values. One sample taken over 110 feet of weathered rock averaged 0.22% Cu and 1.1 oz. Ag; another sample yielded 1.5 oz. Ag over 20 feet.

         Silver Standard Mines Ltd. ("Silver Standard") staked the property as soon as Mastodon-Highland dropped it in 1969. In 1970, rock sampling of trench exposures was conducted at 100 foot intervals, yielding copper values up to 3,600 ppm. Exposures were described as predominantly highly weathered, leached, sheared, and fractured, the fractures coated with kaolin and iron oxides.

         In 1971, Silver Standard conducted a soil geochemical survey and drilled five holes totalling 1,505 feet. Copper soil and trench values yielded broad anomalies (contoured at >100 ppm, >400 ppm and >1,000 ppm intervals), one in the northwestern trench area, and another in the Trench 11 - northern Trench 10 area. Adequate soil grids do not extend over most or all of Trenches 6 to 9, and the southern half of Trench 10, where local copper trench/grid soil anomalies were nevertheless detected.

         Drilling was undertaken in the northwestern trench area, on the west side of the strong copper-molybdenum-silver anomaly where it partially coincides with the magnetic and chargeability anomalies identified by Mastodon-Highland, as well as their aforementioned copper-silver anomaly in trench rocks near the porphyry-hornfels contact area. All five holes were inclined -45(degree) toward the northwest, west, and southwest, toward the hornfels, and in the general topographic downslope direction. The drill core was systematically sampled, predominantly across ten foot interval lengths.

         Drill holes 1 to 4 cut pyrite-sericite feldspar porphyry, with moderate to strong argillic alteration, closely to moderately spaced pyrite fractures, and local chalcopyrite stringers + sphalerite. Molybdenite and tetrahedrite were noted in places. Gypsum stringers and veinlets were encountered in holes 1 and
3. Magnetite and hematite were noted in places along fractures. Significant fault gouge was intercepted.

         Drill hole 5 intersected slightly magnetic, pyritic hornfels-fragmental volcanics at 54 feet, though the nature of the contact with quartz feldspar porphyry was not noted. Both units were described as exhibitting moderate argillic alteration, moderate sericitization, 2-5% pyrite, and 20-30 pyrite fractures or stringers per foot. Copper and molybdenum values are anomalous across the contact, with 0.1% copper and 0.0065% molybdenum over 20 feet in quartz feldspar porphyry above the contact, 0.16% copper and 0.020% molybdenum over 10 feet in the sample that contains the contact, and 0.12% copper with 0.014% molybdenum over 10 feet in hornfels volcanics (pink-white fragments in greenish-grey groundmass) immediately below the contact.

         Drill core assays from the five holes average around 0.1% copper with 0.02% molybdenum. The highest grade copper mineralization intersected during the drilling program was a 97 foot interval of 0.2% copper at the top of hole 3, in altered porphyry. Included within this section are two 10 foot intervals of 0.29% copper beginning at 40 feet and 60 feet, and a 10 foot interval of 0.44% copper beginning at 70 feet. Below this 97 foot section is a 30 foot interval of bleached hornfels in fault contact, which returned 0.13% copper.

         In 1984, Ryan Exploration Company Ltd. ("Ryan Exploration") staked the RCM-1 Claim to cover a 2.1 ppm silver stream sediment anomaly released the previous day on the Open File geochemical mapsheet 93M (Ministry of Energy, Mines, and Petroleum Resources, June 26, 1984). During a one-day property evaluation in 1984, prospecting, stream sediment and rock sampling was carried out at a scale of 1:50,000. Five out of fourteen rock samples returned anomalous to high copper, lead, zinc, silver and arsenic values. One sample taken from the southern end of Trench 9 yielded more than 1% copper, 3,040 ppm lead, 7,680 ppm zinc, 51.1 ppm silver, > 2,000 ppm arsenic and low gold. One of the two highest copper values from 12 regional stream sediment samples was taken at the mouth of the creek which directly drains the southeast part of the French Claim Property, yielding 294 ppm copper, 106 ppm lead, 411 ppm zinc, 80 ppb gold, 2.6 ppm silver, and 76 ppm arsenic.

         In 1985, a total of 65 rock samples were taken. Despite leaching of oxidized outcrops, trench rocks yielded 13 anomalous copper values above 400 ppm, the top five ranging from 0.11 to 0.48% copper (the latter is located at the southern end of Trench 11, and returned low lead, zinc and arsenic, 80 ppb gold and 7.9 ppm silver). The anomalous copper rock values are distributed throughout the trench area of the property. Rock zinc anomalies (up to 0.28%) are coincident with lead highs (up to 0.23%). Rock gold values are locally weakly anomalous, and in the southern part of Trench 10 they coincide with anomalous copper, lead, zinc, silver, and arsenic.

         A total of 234 soil samples (+ rock chip fines) were also taken along the trenches at 20 meter intervals, and along a widely spaced grid designed to test the soil geochemical and VLM-EM16 response of this area (400 meter by 500 meter line spacing with 100 meter sampling).

         Trench soil copper values commonly range from 150-400 ppm, and 22 samples yielded 0.1% - 0.24% copper. The trench soil samples yielded highly enriched values in all aforementioned elements analysed, with >0.1% copper anomalies in the northwestern trench area, in the Trench 11 area, and at the south end of Trench 10. The widely spaced grid soil samples yielded lower background base and precious metal values and may be a more accurate signature of the underlying rocks. The soil grid was too widely spaced for valid interpretation of the results but showed that the area is geochemically responsive.

Exploration - Recent Results

         A recent work program carried out by Valley Gold Ltd., one of the optionors of the French Claim Property, included widely spaced soil trench sampling for verification of historical results (42 samples). A suite of eighteen trench rock samples was collected for petrology, whole rock geochemistry and ICP analysis as part on an assessment of the surface level of the porphyry system. The rock samples were not assayed for gold.

         The trench soil geochemistry work carried out by Valley Gold confirms the results obtained by Ryan Exploration in 1985. Anomalous copper values (sixteen samples) range from >400 ppm to 3,269 ppm. The highest copper value is located at the midpoint of Trench 5. Another anomaly is located at Trench 11. These values coincide with anomalous to high molybdenum values as well as anomalous Ag + Au. The highest gold value is 0.747 ppm, located at mid-Trench 10, accompanied by high lead-zinc-arsenic-silver and low copper-molybdenum. Gold here may be associated with an outer arsenic-lead-zinc halo.

         All of the eighteen trench rock samples were assayed. Of the five hornfels samples taken from the northwest trench area, the highest copper value was returned from a magnetic chloritic hornfels sample (Trench 1) with interpreted propylitic alteration and finely disseminated chalcopyrite, yielding 1,529 ppm copper and low molybdenum, zinc, silver, and arsenic. Lower copper values were returned from non-magnetic phyllic-siliceous hornfels samples, except for a sample from Trench 4 with late vuggy quartz veins which yielded 668 ppm copper, 370 ppm molybdenum, 2,335 ppm zinc, 416 ppm lead, 8 g/t silver, and 220 ppm arsenic. This sample suggests the presence of late polymetallic veining at hornfels-porphyry contact areas.

         Of the thirteen porphyry samples taken from the trench area, elevated to anomalous copper values (306 ppm to 1,796 ppm) were returned from most samples in the northwestern trench area. One sample from Trench 3, at 995 ppm copper was accompanied by 0.6 ppm silver and low arsenic, zinc, and molybdenum. These samples exhibit strong phyllic alteration with quartz-pyrite veining, shown to overprint potassic alteration at one locality. A sample along Trench 4, exhibiting strong phyllic alteration and quartz-pyrite veinlet stockworks with fine vein and vein-halo disseminated chalcopyrite, yielded the highest copper value at 1,796 ppm, with 0.8 ppm silver, elevated zinc and low molybdenum. An earlier vein set (quartz-pyrite-chalcopyrite-sericite-carbonate) is overprinted by a pyrite-chalcopyrite vein set. A sample from the northern end of Trench 11 exhibits both phyllic and propylitic alteration with disseminated pyrite, and chalcopyrite noted was not reflected in the assay. The sample from southern Trench 8 is weakly altered. In southern Trench 9, a sample from a porphyry window beneath hornfels yielded 479 ppm copper. A phyllic altered sample from southern Trench 10 yielded 797 ppm zinc, and low copper-molybdenum. This zinc result coincides with the aforementioned soil sample near this site which yielded anomalous gold with high lead-zinc-arsenic-silver and low copper-molybdenum.

Regional and Local Geology

         The French Peak plutonic complex is located within the Stikine Terrane of the Intermontane geomorphological belt, on the north flank of the Skeena Arch, west-central British Columbia. In this area, Early to Middle Jurassic Hazelton Group volcanic arc rocks are overlapped by marine to non-marine sedimentary successions of the Late Jurassic Bowser Lake and Early Cretaceous Skeena Groups. The Skeena Group sedimentary-volcanic arc rocks are unconformably overlain by continental arc porphyritic andesites of the Late Cretaceous Kasalka Group (85-65 Ma) and by continental volcanic arc rocks of the Early Eocene Ootsa Lake Group.

         The French Peak intrusive complex is classified as Late Cretaceous (Bulkley age) and yielded a biotite date of ca. 71 Ma. Bulkley intrusions are distributed along a 50 kilometer-wide belt parallel to the regional north to northwest lithostructural trend. Within this belt are clusters of porphyry copper and copper-molybdenum (+ Au) deposits and prospects, notably north to northeast of Smithers in the vicinity of French Peak.

         The porphyry intrusive rocks within the French claim form part of the French Peak plutonic complex. The intrusive complex is contained within a positive airborne magnetic area with a 10 kilometer N/S axis. The French Claim Property overlies the southernmost of three hydrothermal centres in this axis. The rocks underlying the French Peak area have been subjected to complex block faulting, dominated by north-south regional faults.

         In the area of the French Claim Property, at least the clastic sedimentary Kitsuns Creek Formation, Skeena Group, comprising shale, mudstone, siltstone and conglomerate, were intruded by a Bulkley intrusive complex and metamorphosed to hornfels. Quartz monzonite is intruded by feldspar porphyry, which in turn is intruded by biotite feldspar porphyry. The quartz monzonite may be the causative pluton.

         The rocks in the area are reportedly highly altered and oxidized, with ubiquitous boxwork and vuggy gossans. The two main rock units are feldspar porphyry (+ quartz + biotite) intrusive rocks, and hornfels-volcanic and sedimentary rocks. Alteration types include various intensities of phyllic, propylitic, K-silicate, and argillic.

         An irregularly northwest-striking mafic dyke cuts across the western half of the trench area on the French Claim Property, exposed in places along the creek shown and at the southern Trench 10. The dyke exhibits the strongest magnetic response on the ground survey map produced by Mastodon-Highland in 1968.

         Whereas hornfels-porphyry contact relationships are not well understood, in 1985, Ryan Exploration suggested a flat contact at the southern part of Trench 9, with hornfels sediments overlying feldspar porphyry. The hornfels appears to thinly cover the porphyry complex here, which would explain the distribution of the rock units in the central trench area.

         Prominent north-south regional faults may be reflected in the area of the French Claim Property as linear ground magnetic lows. A north-striking fault gouge runs along Trench 4, coincident and adjacent to linear ground magnetic lows. Northwest- and west-striking fault gouge was mapped in places at Trenches 1 and 5. A strong north-south lineament is present along the western contact area, as is a strong east-west lineament, possibly representative of block faulting.

         A detailed petrographic report completed in 2000 on selected samples concludes that, based on relict mineralogy, the porphyry complex is of quartz monzonite to granodiorite composition. From whole-rock geochemistry, samples plot in the granodiorite field, except one which reflects potassic alteration (Trench 5).

         The porphyries are variably altered, non-magnetic, with a fine-grained to aphanitic, recrystallized-altered groundmass. Plagioclase-quartz porphyry is dominant, with lesser biotite and rare K-feldspar. Plagioclase is commonly strongly altered to sericite which is accompanied by carbonate and local chlorite. Phyllic alteration (sericite-quartz-pyrite) has affected most of the porphyry in the trench area and appears moderate to strong at least in the central and northwestern parts. A sample from Trench 5 may exhibit a phyllic alteration overprint of potassic (K-silicate) alteration. In a sample from Trench 11, a weak phyllic alteration appears to overprint propylitic alteration.

         A porphyry sample from Trench 4 exhibits quartz veinlet stockworks with pyrite, chalcopyrite, minor sericite and carbonate cutting the moderate to strong phyllic-altered host. This sample also contains 1-2% disseminated anhedral chalcopyrite and 5-7% pyrite. Copper mineralization is interpreted to be late and accompanied phyllic alteration.

         Field observations suggest increasing alteration in the porphyry is associated with increasing sulphides and stockwork veining. Millimetric, grey-white, quartz pseudo-stockwork to stockwork veins host pyrite (average 2-5%, up to 20%), with chalcopyrite, galena, sphalerite and arsenopyrite noted locally. The presence of tetrahedrite has also been reported, as well as argentiferous massive pyrite veins.

         Selected hornfels rock samples examined in the recent work program carried out by Valley Gold were all taken from the west part of the trench area. The hornfels is green to grey, locally banded, fine-grained, and siliceous with 3 to 12% fine disseminated pyrite. Probable protoliths for the hornfels include finely bedded tuff/lithic crystal tuff and/or immature sediments. Chloritic (propylitic) and/or quartz-sericite (phyllic) alteration is texturally destructive. Only one of five samples is magnetic (southern end of Trench 1). This sample contains an assemblage of epidote + disseminated pyrite-magnetite-chalcopyrite, which are interpreted as propylitic.

         The non-magnetic siliceous hornfels samples are phyllic-altered with no appreciable carbonate and very little visible chalcopyrite. Fine quartz-pyrite veinlets + fine fracture pyrite veinlets with little quartz were observed. The phyllic alteration is believed to overprint propylitic alteration. However, the latter is not distinguishable from contact metamorphic alteration.

Proposed Exploration

         The French Claim Property is the subject of a compilation report dated May, 2001 by Z.G. Arias, M.Sc., consulting geologist, which reviews all available data respecting the French Claim Property. A primary conclusion of Mr. Arias' report is that the copper-molybdenum-silver soil anomaly which extends upslope and to the east of west-inclined drill holes, was not adequately tested. In addition, exploration results to date warrant further geological, geochemical and geophysical work toward the delineation of drill targets to test for a low-grade to medium-grade, bulk tonnage, porphyry copper deposit.

         Mr. Arias' report recommends that we carry out a four phase program of exploration of the French Claim Property. Phase I will consist of geological mapping of the entire property together with prospecting and soil sampling, at an estimated cost of C$50,000. Phase II, contingent upon successful results from Phase I, would consist of detailed follow-up sampling of geochemical anomalies verified and/or detected during Phase I, trenching, geological trench mapping and 750 meters of diamond drilling, at an estimated cost of C$150,000. Phase III, contingent upon successful results from Phase II, would consist of 2,500 meters of diamond drilling, at an estimated cost of C$300,000. Phase IV, contingent upon successful results from Phase III, would consist of 4,000 metres of diamond drilling, at an estimated cost of C$500,000.

         Despite the foregoing, the French Claim property is without known reserves and the proposed program is exploratory in nature.

         We do not have any policies or limitations in connection with investment in real estate, interests in real estate, or investment in real estate mortgages.

Leasehold

            We currently occupy space rent-free in the residence of our President on a month-to-month basis. We expect to continue to utilize this space until the time when our operations require the hiring of additional personnel.

Equipment

         We own a computer and are provided with access to telephone, fax and copy services without cost on equipment owned by Mr. Mitsiadis, our President.

                             EXECUTIVE COMPENSATION

         The following summary compensation table reflects all compensation awarded to, earned by, or paid to our Chief Executive Officer and president and our other executive officers who were serving as our executive officers as of the end our last completed fiscal year for all services rendered to us in all capacities during each of the years ended June 30, 1999, 2000 and 2001.


----------------------------------------------------------------------------------------
                                       Summary Compensation Table
----------------------------------------------------------------------------------------
----------------------------------------- -------- -------------- ---------- -----------
                                                                        All Annual
 Name and Principal Position      Year       Salary        Bonus       Compensation
 ---------------------------      ----       ------        -----       ------------
                                                                           (**)
-------------------------------- -------- -------------- ---------- --------------------
-------------------------------- -------- -------------- ---------- --------------------

Michael Mitsiadis                 1999    $ 0            $ 0        $ 0
President                         2000    $ 0            $ 0        $ 0
                                  2001    $ 0            $ 0        $ 0
-------------------------------- -------- -------------- ---------- --------------------
-------------------------------- -------- -------------- ---------- --------------------
David Mallo                       1999    $ 0            $ 0        $ 0
Secretary, director               2000    $ 0            $ 0        $ 0
                                  2001    $ 0            $ 0        $ 0

-------------------------------- -------- -------------- ---------- --------------------

Directors' Compensation

         Except for our arrangement with David Mallo, under which he is compensated for the provision of geological consulting services on a project by project basis, we have no arrangements, standard or otherwise, pursuant to which directors are compensated by us for their services in their capacity as directors, or for committee participation, involvements in special assignments or for services as consultant or expert. Mr. Mallo's fees are negotiated on a project by project basis. Upon completion of this offering, Mr. Mallo will receive CAN$3,000 (approximately $2,000) for consulting services rendered to us with respect to Phase I of our exploration program.

         None of our directors have received any manner of compensation for services provided in their capacity as directors during our most recently completed financial year.

Employment and Severance Agreement

         There are no employment contracts or agreements between us and our officers.

         We do not have any employee stock option or other incentive plans.

         We do not have any compensatory plan or arrangement which will result from the resignation, retirement or other termination of employment of any directors or executive officers or from a change of our control, or a change in any of their responsibilities following a change of control.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any of our contracts, agreements or other documents, those references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

         Our registration statement and other filings with the Securities and Exchange Commission can be reviewed by accessing the Securities and Exchange Commission's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

         We intend to send an annual report, including audited financial statements, to our shareholders. We will also file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the Securities and Exchange Commission.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         There have been no transactions during the last two years, or proposed transactions, to which we were or are a party in which any of our directors, officers, shareholders owning more than 5% of our securities or members of their family had or have a material interest.

         Michael Mitsiadis is our sole promoter. Westar Capital Corp, a corporation controlled by Mr. Mitsiadis, purchased 4,000,000 shares of our common stock in consideration for payment to us of $0.001 per share.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

         Our previous auditor, Barry L. Friedman, passed away on January 27, 2001. The auditor's report on our financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion nor was it modified as to uncertainty, audit scope of accounting principles. There were no disagreement with the former auditor or any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         On June 22, 2001, we engaged Richard M. Prinzi, CPA to audit our financial statements for the years ended June 30, 2001 and June 30, 2000.

                                    INDEX TO

                              FINANCIAL STATEMENTS

                       YEARS ENDED JUNE 30, 2001 AND 2000
                   ------------------------------------------



                                    CONTENTS
                                   -----------


                                                                    Page


Report of Independent Public Accountants                             38

Financial statements:

   Balance Sheets                                                    39

   Statement of Operations                                           40

   Statements of Changes in Shareholders' Equity                     41

   Statements of Cash Flows                                          42

   Notes to financial statements                                     43

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


To The Board of Directors Global-Tech Capital Corp.:

We have audited the accompanying balance sheets of Global-Tech Capital Corp. (a Nevada corporation in the development stage) as of June 30, 2001 and June 30, 2000, and the related statements of operations, changes in shareholders' equity and cash flows for the periods from July 1, 2000 through June 30, 2001 and July 1, 1999 to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global-Tech Capital Corp. as of June 30, 2001 and June 30, 2000, and the related statements of operations, changes in shareholders' equity and cash flows for the periods from July 1, 2000 through June 30, 2001 and July 1, 1999 to June 30, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #1 to the financial statements, the Company has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note #1. The financial statements do not include any adjustments that might result from the outcome for this uncertainty.





Staten Island, New York
July 16, 2001

                        Global -Tech Capital Corp., Inc.
                          (A Development Stage Company)

                                  Balance Sheet

                                                        Assets

                                                                       June 30,                  June 30,
                                                                         2001                      2000
                                                                    ------------------------------------------
   Current Assets:
        Cash & Cash Equivalents                                     $   31,735.90           $      459.67
                                                                    ------------------------------------------

             Total Current Assets                                       31,735.90                  459.67

   Other Assets:
        Intangible Assets                                                3,267.97                     -
                                                                    ------------------------------------------


             Total Assets                                           $   35,003.87           $      459.67
                                                                    ==========================================

                                         Liabilities And Shareholders' Equity

               Total Liabilities                                            -                         -
                                                                    ------------------------------------------

     Shareholders' Equity:
          Common stock, $.001 par value, 200,000,000 shares
            authorized, 10,151,400 shares issued and outstanding    $   10,151.00           $   10,085.00
          Additional Paid in Capital                                    78,349.00               12,415.00
                                                                    ------------------------------------------

               Total Stockholders' Equity                               88,500.00               22,500.00

     Loss accumulated during the development stage                     (53,496.13)             (22,040.33)
                                                                    ------------------------------------------

               Total Shareholders' Equity                               35,003.87                  459.67
                                                                    ------------------------------------------

               Total Liabilities and Shareholders' Equity            $  35,003.87            $     459.67
                                                                    ==========================================




                 See Accompanying Notes to Financial Statements

                        Global -Tech Capital Corp., Inc.
                          (A Development Stage Company)

                             Statement of Operations

                                              For the period
                                               July 21, 1998             For the period              For the period
                                           (Date of Inception)             July 1, 2000               July 1, 1999
                                               To December                   To June                     To June
                                                 31, 2001                   30, 2001                    30, 2000
Income:
     Realized Loss on Investments   $        (17,289.38)        $        (17,289.38)                        -
     Interest                                      9.91                        9.91                         -
                                    --------------------------------------------------------------------------------
          Total Income                       (17,279.47)                 (17,279.47)                        -

Expenses:
     Office                                      326.24                      300.74                      25.50
     Legal & Professional                     33,500.00                   12,500.00                  21,000.00
     Bank Charges                                214.53                       79.70                      70.20
     Taxes & State Fees                        2,175.89                    1,295.89                     210.00

                                    --------------------------------------------------------------------------------
          Total Expenses                      36,216.66                   14,176.33                  21,305.70
                                    --------------------------------------------------------------------------------


Loss Accumulated During The
Development Stage
                                    $        (53,496.13)        $        (31,455.80)        $       (21,305.70)

                                    ==================================================================================

Loss per Common Share               $            (.0053)        $            (.0031)        $           (.0021)

                                    ==================================================================================
Weighted Average of Common
Shares Outstand
                                              10,118,400                  10,085,400                 10,085,400
                                    ==================================================================================


                      See Accompanying Notes to Financial Statements

                        Global -Tech Capital Corp., Inc.
                          (A Development Stage Company)

                  Statement of Changes in Shareholders' Equity



                                                Common Stock
                                        ----------------------------                        Loss Accumulated
                                                                            Additional         During the
                                                                             Paid In          Development
                                            Shares         Par Value         Capital              Stage              Total
                                        -----------------------------------------------------------------------------------
For the period July 21, 1998
(date if inception)
Through June 30, 2000
----------------------------

Issuance of stock                         10,085,400       $10,085.00      $12,415.00                               $22,500.00

Loss Accumulated During the
Development Stage                                                                             $ (22,040.33)         (22,040.33)
                                        ---------------------------------------------------------------------------------------
Balance, June 30, 2000                    10,085,400        10,085.00       12,415.00           (22,040.33)             459.67

For the period July 1, 2000
To June 30, 2001
----------------------------

Issuance of stock                             66,000            66.00       65,934.00                                66,000.00

Loss Accumulated During the                                                                     (31,455.80)
Development Stage                                                                                                   (31,455.80)
                                        ---------------------------------------------------------------------------------------


Balance, June 30, 2001                    10,151,400       $10,151.00      $78,349.00         $ (53,496.13)        $ 35,003.87
                                        =======================================================================================






                 See Accompanying Notes to Financial Statements

                        Global -Tech Capital Corp., Inc.
                          (A Development Stage Company)

                             Statement of Cash Flows


                                                          For the period           For the period             For the period
                                                            July 21, 1998             July 1, 2000             July 1, 1999
                                                         (Date of Inception)       to June 30, 2001          To June 30, 2000
                                                          To June 30, 2001
                                                       --------------------------------------------- ------------------------

  Cash Flows From Operating Activities:
       Loss Accumulated During
           the Development Stage                          $ (53,496.13)            $ (31,455.80)            $ (22,040.33)
       Net (increase) decrease in Other Assets               (3,267.97)               (3,267.97)                         -
                                                        ------------------------ ------------------------ -----------------------

           Net Cash Used in Operating Activities            (56,764.10)              (34,723.77)              (22,040.33)
                                                        ------------------------ ------------------------ -----------------------

  Cash Flows From Investing Activities:
       Net (increase) decrease in Fixed Assets                   -                        -                        -
                                                        ------------------------ ------------------------ -----------------------
                                                        ------------------------ ------------------------ -----------------------

           Net Cash Used in Investing Activities                 -                        -                        -
                                                        ------------------------ ------------------------ -----------------------

  Cash Flow From Financing Activities:
       Proceeds from issuance of common stock                88,500.00                66,000.00                88,500.00
                                                        ------------------------ ------------------------ -----------------------

           Net Cash Provided By Financing Activities         88,500.00                66,000.00                88,500.00
                                                        ------------------------ ------------------------ -----------------------

  Net Increase in Cash:                                      31,735.90                31,276.23                31,735.90
                                                        ------------------------ ------------------------ -----------------------

  Cash, beginning of period                                         -                    459.67                    -
                                                        ------------------------ ------------------------ -----------------------

  Cash, end of period                                   $    31,735.90            $   31,735.90            $      459.67
                                                        ======================== ======================== =======================











                 See Accompanying Notes to Financial Statements

                        Global -Tech Capital Corp., Inc.
                          (A Development Stage Company)

                           NOTES TO FINANCIAL STATEMENTS


NOTE 1. COMPANY INFORMATION

Global-Tech Capital Corp., ("The Company") was organized July 21, 1998, under the laws of the State of Nevada, as Global-Tech Capital Corp. The Company is currently in the development stage. Management has elected a June 30 year-end for the Company. The Company will be in the development stage until it raises the required capital and begins the exploration of the property.

The Company is engaged in the location, acquisition, exploration and, if warranted, development of a mineral resource property, the rights of which are currently held, and following the successful consummation of this offering intends to initiate an exploration program of the property. The property currently contains no proven reserves and failure to locate ore reserves may adversely affect the economic viability of the Company. Even if the results of exploration are encouraging, the Company will require additional funds through the sale of equity or debt securities, other borrowings or possibly a joint venture to develop the property.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash & Cash Equivalents
For the purpose of the statement of cash flows, cash equivalents include all highly liquid investments, with a maturity of three months or less.

Basis of Financial Statements
These financial statements are prepared on the accrual basis of accounting in conformity with generally accepted accounting principles.

Income Taxes
Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No.109, "Accounting for Income Taxes". Under this method, deferred income taxes are determined based on differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end, and are measured based on enacted tax rates and laws that will be in

                        Global -Tech Capital Corp., Inc.
                          (A Development Stage Company)

                           NOTES TO FINANCIAL STATEMENTS

Income Taxes (Continued)
effect when the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. No provision for income taxes is included in the statement due to its immaterial amount.

Utilization of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net Income Per Common Share
Net income per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive.


NOTE 3.  CAPITAL STOCK
The Company is offering the right to subscribe for 2,000,000 shares at $.05 per share on an all or none basis. Therefore, all 2,000,000 shares must be sold before the offering can be completed. The shares will be sold through the President and Directors of the Company and no compensation is to be paid to any person for the offer and sale of the shares.

The Company's Certificate of Incorporation authorizes the issuance of 200,000,000 shares of common stock. The Company's Board of Directors has the power to issue any or all of the authorized but unissued common stock without stockholder approval. To the extent that additional shares of common stock are issued, dilution to the interest of the Company's stockholders participating in the Offering will occur.

There are presently outstanding 10,151,400 shares of the Company's Common Stock for which a relatively nominal consideration was paid. In contrast, the purchasers of the shares offered are providing the Company with $100,000 of funding. Purchasers of the shares will represent 16% of all shares outstanding,

                        Global -Tech Capital Corp., Inc.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 3.  CAPITAL STOCK (Continued)
although they will have provided the major portion of the Company's funding to date. The purchasers of the shares offered in the Company's offering will have no effective voice in the Company's management and the Company will be controlled by the existing stockholders.

Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to holders of shares of the Company's Common Stock. Moreover, in the event such a liquidation were to occur all stockholders of the Company including those owning shares purchased privately at less than the public offering price, will receive the liquidated assets on a pro-rata basis (as opposed to being based on the amounts paid for such shares).

NOTE 4.  INCOME TAXES

The Company had available at June 30, 2001 and June 30, 2000, $53,496.13 and $22,040.33, respectively, of unused operating loss carry forwards that may be applied against future taxable income and expire in various years beginning 2019.

                            GLOBAL-TECH CAPITAL CORP.

                               2,000,000 Shares of

                                  Common Stock
                              --------------------

                                   PROSPECTUS
                              --------------------

                                 _________, 2001

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

         Except as discussed below, there is no charter provision, bylaw, contract, arrangement or statute under which any officer or director of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such.

Indemnification of Directors and  Officers

         Section 78.7502 of the Corporation Laws of the State of Nevada provides for the indemnification of the company's officers, directors and corporate employees and agents under certain circumstances as follows:

AUTHORIZATION FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS

     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Section 78.751 of the Nevada Corporation Law, as amended, sets forth the authorization required for discretionary indemnification, advancement of expenses and limitations thereon as follows:

     1. Any discretionary indemnification under Section 78.7502 of the Nevada Corporation Laws, unless ordered by a court or advanced pursuant to subsection 2 below, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)      By the stockholders;
(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or
(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:
(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 of the Nevada Corporation Law or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.
(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

         Section 78.752 of the Nevada Corporation Law provides for the situations in which a corporation shall have the power to purchase and maintain insurance for indemnification of directors, officers, employees and agents.

The Securities and Exchange Commission's Policy on Indemnification

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its certificate of incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Our bylaws provide for the indemnification by us to the fullest extent permitted by the Nevada Corporation Laws of every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he or a person of whom he is a legal representative is or was a Director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a Director or officer of another corporation, or as its representative in an enterprise.

         The indemnification provided by our bylaws is not exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or disinterested directors, provision of law or otherwise.

         The Company may purchase and maintain insurance on behalf of any person who is or was a Director or officer of the corporation, or is or was serving at the request of the corporation as a Director or officer of another corporation, or as its representative in an enterprises against liability asserted against such person and incurred in such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

         The following table sets forth an itemization of various expenses, all of which we will pay, in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities  and  Exchange  Commission  Registration  Fee            $     25.00
Accounting  Fees  and  Expenses                                     $  3,500.00
Legal  Fees  and  Expenses                                          $ 40,000.00
Transfer Agents Fees                                                $    500.00
Printing Costs                                                      $    500.00
Blue Sky Fees and Expenses                                          $  1,000.00
EDGAR Filing Fees                                                   $  3,000.00
Miscellaneous                                                       $    475.00
                                                                    -----------
         Total                                                       $49,000.00


ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.

         Set forth in chronological order is information regarding shares of common stock sold by the company during the past three years. Also included is the consideration, if any, received by the Company for such shares and information relating to the section of the Securities Act of 1933 (the "Securities Act"), or rule of the Securities and Exchange Commission under which exemption from registration was claimed.

         In March, 1999, the Company offered and sold to Westar Capital Corp., a British Columbia corporation controlled by Michael Mitsiadis, the Company's President, 4,000,000 shares of its common stock at a price of $.001 per share for total consideration of $4,000. The Company believes that such transaction was exempt from registration by virtue of Rule 504 of Regulation D thereunder. Form D was filed on April 1, 1999.

         In March, 1999, the Company offered and sold to twelve persons who are non-accredited investors, 6,000,000 shares of its common stock at a price of $.001 per share for total consideration of $6,000. The Company believes that such transactions were exempt from the registration requirements of the Securities Act by virtue of Rule 504 of Regulation D thereunder. Form D was filed on April 1, 1999.

         In April, 1999, the Company offered and sold 81,000 shares of its common stock to nine persons who are not accredited investors at a price of $.10 per share for total consideration of $8,100. The Company believes that such transactions were exempt from the registration requirements of the Securities Act by virtue of Rule 504 of Regulation D thereunder. Form D was filed on May 6, 1999.

         In April, 1999 the Company offered and sold 4,400 shares of its common stock to fourteen persons who are not accredited investors at a price of $1.00 per share for total consideration of $4,400. The Company believes that such transactions were exempt from the registration requirements of the Securities Act by virtue of Rule 504 of Regulation D thereunder. Form D was filed on May 6, 1999.

         On December 15, 2001, the Company offered and sold 66,000 shares of its common stock to Nell M. Dragovan at a price of $1.00 per share for total consideration of $66,000. The Company believes that such transaction was exempt from the registration requirements of the Securities Act pursuant to Regulation S.

ITEM  27.  EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES.

(A)  EXHIBITS

The following Exhibits are attached hereto:

EXHIBIT           DESCRIPTION OF EXHIBIT AND FILING REFERENCE
NUMBER

3.1               Articles of Incorporation

3.2               Bylaws

5.1 Opinion of Sierchio & Company, LLP, regarding the legality of the securities being registered

10                Agreement between the Company, Robin Day and Valley Gold, Ltd.

23.1              Consent of Sierchio & Company, LLP. (included in Exhibit 5.1)

23.2              Consent of Richard M. Prinzi, Jr.

ITEM  28.  UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 24 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred of paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Burnaby, Province of British Columbia, on the ____ day of September, 2001.

                         GLOBAL-TECH CAPITAL CORP.


                         By: -/s/ Michael Mitsiadis-----------------
                             ---------------------------------------
                         Michael Mitsiadis
                         President and Chief Financial Officer



In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE                               TITLE                  DATE

/s/ Michael Mitsiadis           President and Director     ______________
---------------------
Michael Mitsiadis              (principal executive and financial officer)



/s/David Mallo                  Secretary and Director     _______________
------------------
David Mallo

/s/ Douglas Turnbull            Director                   _______________
---------------------------
Douglas Turnbull

                                  EXHIBIT INDEX


The following Exhibits are attached hereto:

EXHIBIT   DESCRIPTION OF EXHIBIT AND FILING REFERENCE                   PAGE
NUMBER

3.1       Articles of Incorporation                                          54

3.2       Bylaws                                                             58


5.1       Opinion of Sierchio & Company, LLP, regarding the legality
               of the  securities being registered                           69

10        Agreement between the Company, Robin Day and Valley Gold, Ltd.     71


23.1      Consent of Sierchio & Company, LLP. (included in Exhibit 5.1)

23.2      Consent of Richard M. Prinzi, Jr.                                  87

EXHIBIT 3.1
                            ARTICLES OF INCORPORATION
                                       OF
                            GLOBAL-TECH CAPITAL CORP.

                                  * * * * * * *

         The undersigned, acting as incorporator, pursuant to the provisions of the laws of the State of Nevada relating to private corporation, hereby adopts the following Articles of Incorporation:

         ARTICLE ONE.      [NAME]   The name of the corporation is:
         -----------

                            GLOBAL-TECH CAPITAL CORP.

         ARTICLE TWO.       [RESIDENT AGENT].The initial agent for service of
         ----------- process is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, City of Reno, County of Washoe, State of Nevada 89501.


         ARTICLE THREE.    [PURPOSES].      The purpose for which the
         ------------- corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

                  I.  [OMNIBUS].       To have to exercise all the powers
                  now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

                  II. [CARRYING ON BUSINESS OUTSIDE STATE]. To conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

                  III. [PURPOSES TO BE CONSTRUED AS POWERS]. The purposes specified herein shall be construed both as purposes and powers and shall be in no way limited or restricted by reference, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

                  ARTICLE FOUR.     [CAPITAL STOCK]. The corporation shall have
                  ------------ authority to issue an aggregate of TWO HUNDRED MILLION (200,000,000) Common Capital Shares, PAR VALUE ONE MILL
        ($0.001) per share for a total capitalization of TWO HUNDRED
         THOUSAND DOLLARS ($200,000).

                  The holders of shares of capital stock of the corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue.

                  The corporation's capitals tock may be issued and sold from time to time for such consideration as may be filed by the Board of Directors, provided that the consideration so fixed is not less than par value.

                  The stockholders shall not possess cumulative voting rights at all shareholders meetings called for the purpose of electing a board of Directors.

                  ARTICLE FIVE.     [DIRECTORS].     The affairs of the
                  ------------ corporation shall be governed by a Board of Directors of no more than eight (8) nor less than one (1) person. The names and address of the first Board of Directors are:

                  NAME                               ADDRESS

                  Michael Mitsiadis                  2365 Paulus Crescent
                                                     Burnaby, British Columbia
                                                     Canada V5A 2M2

                  Richard Howes                      1304-1323 Homer Street
                                                     Vancouver, British Columbia
                                                     Canada V6B 5T1

                  ARTICLE SIX.      [ASSESSMENT OF STOCK].    The capital stock
                  ----------- of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

                  ARTICLE SEVEN.    [INCORPORATION]. The name and address of the
                  --------------  incorporator of the corporation is as follows:

                  NAME                        ADDRESS
                  ----                        -------

                  Amanda Cardinalli           50 West Liberty Street, Suite 880
                                              Reno, Nevada 89501

                  ARTICLE EIGHT.    [PERIOD OF EXISTENCE].    The period of
                  --------------    existence of the corporation shall be
                                    perpetual.

                  ARTICLE NINE.     [BY-LAWS]. The initial By-laws of the
                  -------------     corporation shall be adopted by its Board of
         Directors.   The power to alter, amend, or repeal the By-laws, or to
         adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided by the By-laws.

                  ARTICLE TEN. [STOCKHOLDERS' MEETINGS]. Meetings of ------------ stockholders shall be held at such place within or without the State of Nevada as may be provided by the By-laws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

                  ARTICLE ELEVEN. [CONTRACTS OF CORPORATION]. No contract or --------------- other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

                  ARTICLE TWELVE. [LIABILITY OF DIRECTORS AND OFFICERS]. -------------- No director or officer shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Twelve shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.

                  IN WITNESS WHEREOF, the undersigned incorporator has hereunto affixed her signature at Reno, Nevada this 20th day of July 1998.



                                               -------------------------------
                                               AMANDA CARDINALLI


STATE OF NEVADA            }
----------------------------
                           :
COUNTY OF WASHOE           }
----------------------------

                  On the 20th day of July, 1998, before me, the undersigned, a Notary Public in and for the State of Nevada, personally appeared AMANDA CARDINALLI, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that she executed the same freely and voluntarily for the uses and purposes therein mentioned.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                  ---------------------------------
                                  NOTARY PUBLIC
                                  Residing in Reno, Nevada

My Commission expires
October 10, 1998
----------------

EXHIBIT 3.2


                                     BY LAWS

                                       OF

                            GLOBAL TECH CAPITAL CORP.

                              A Nevada Corporation

                                    ARTICLE 1
                                    ---------

                                     Offices

Section 1. The registered office of this corporation shall be in the City of
           Reno, State of Nevada.

Section 2. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

                                    ARTICLE 2
                                    ---------

                            Meetings of Stockholders

Section 1. All annual meetings of the stockholders shall be held at the registered office of the corporation or at such other place within or without the State of Nevada as the Directors shall determine. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 2. Annual meetings of the stockholders shall be held on the anniversary date of incorporation each year if not a legal holiday and, if a legal holiday, then on the next secular day following, or at such other time as may be set by the Board of Directors from time to time, at which the stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statue or by the Articles of Incorporation, may be called by the President or the Secretary, by resolution of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting.

Section 4. Notices of meetings shall be in writing and signed by the President or Vice-President or the Secretary or an Assistant Secretary or by such other person or persons as the Directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or without this State, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall being to run from the date upon which such notice is deposited in the mail for transmission to such stockholder.Personal delivery of any such notice to an officer of the corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting, it shall not be necessary to deliver or mail such notice of the meeting to the transferee.

Section 5. Business transactions at any special meeting of stockholders shall be limited to the purpose stated in the notice.

Section 6. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statue or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcements at the meeting, until a quorum shall be presented or represented. At such adjourned meetings at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7. When a quorum is present or represented at any meeting, the vote of holders of 10% of the stock having voting power present in person or represented by proxy shall be sufficient to elect Directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of the statute or of the Articles of Incorporation, a different vote shall govern and control the decision of such question.

Section 8. Each stockholder of record of the corporation shall be entitled at each meeting of the stockholders to one vote for each share standing in his name on the books of the corporation. Upon the demand of any stockholder, the vote for Directors and the vote upon any question before the meeting shall be by ballot.

Section 9. At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all the powers conferred by such written instruction upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be voted at a meeting of the stockholders unless it shall have been filed with the Secretary of the meeting when required by the inspectors of election. All questions regarding the qualifications of voters, the validity of proxies and the acceptance of or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer at the meeting.

Section 10. Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statue or the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall by required.

                                    ARTICLE 3
                                    ---------

                                    Directors

Section 1. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2. The number of Directors which shall constitute the whole board shall be not less than one and not more than eight. The number of Directors may from time to time be increased or decreased to not less than one nor more than eight by action of the Board of Directors. The Directors shall be elected at the annual meeting of the stockholders and except as provided in section 2 of this Article, each Director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 3. Vacancies in the Board of Directors including those caused by an increase in the number of Directors, may be filed by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected at the annual or a special meeting of the stockholders. The holders of a two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the Directors by vote at a meeting called for such purpose or by a written statement filed with the Secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously and the vacancies on the Board of Directors resulting therefrom shall only be filled from the stockholders.

                           A vacancy or vacancies on the Board of Directors
shall be deemed to exist in case of death, resignation or removal of any Director, or if the authorized number of Directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any Director or Directors are elected to elect the full authorized number of Directors to be voted for at that meeting.

                           The stockholders may elect a Director or Directors
at any time to fill any vacancy or vacancies not filled by the Directors. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

                           No reduction of the authorized number of Directors
shall have the effect of removing any Director prior to the expiration of his term of office.

                                    ARTICLE 4
                                    ---------

                        Meeting of the Board of Directors

Section 1. Regular meetings of the Board of Directors shall be held at any place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation regular meetings shall be held at the registered office of the corporation. Special meetings of the Board may be held either at a place so designated or at the registered office.

Section 2. The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the Directors in order legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 3. Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

Section 4. Special meetings of the Board of Directors may be called by the Chairman or the President or by the Vice-President or by any two Directors. Written notice of the time and place of special meetings shall be delivered personally to each Director, or sent to each Director by mail or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records or if not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the postal service or delivered to the telegraph company at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered or taxed, it shall be so delivered or taxed at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing, delivery or taxing as above provided shall be due, legal and personal notice of such Director.

Section 5. Notice of the time and place of holding an adjourned meeting need not be given to the absent Directors if the time and place be fixed at the meeting adjourned.

Section 6. The transaction of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though transacted at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after such meeting, each of the Directors not present signs a written waiver of notice, or a consent of holding such meeting, or approvals of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 7. The majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board in regular meeting.

Section 8. A quorum of the Directors may adjourn any Directors meeting to meet again at stated day and hour; provided, however, that in the absence of a quorum, a majority of the Directors present at any Directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

                                    ARTICLE 5
                                    ---------

                             Committees of Directors

Section 1. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board of Directors, each committee to consist of two or more of the Directors of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

Section 2. The committee shall keep regular minutes of their proceedings and report the same to the Board of Directors.

Section 3. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

                                    ARTICLE 6
                                    ---------

                            Compensation of Directors

Section 1. The Directors may be paid their expenses of attendance at each meeting of the Board of directors and may be paid a fixed sum for attendance at each meeting of the board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

                                    ARTICLE 7
                                    ---------

                                     Notices

Section 1. Notices to Directors and stockholders shall be in writing and delivered personally or mailed to the Directors or stockholders at their addresses appearing on the books of the corporation. Notices to Directors may also be given by fax and by telegram. Notice by mail, fax or telegram shall be deemed to be given at the time when the same shall be mailed.

Section 2. Whenever all parties entitled to vote at any meeting, whether of Directors or stockholders, consent, either by a writing on the records of the meeting or filed with the Secretary, or by presence at such meeting or oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 3. Whenever any notice whatever is required to be given under the provisions of the statue, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE 8
                                    ---------

                                    Officers

Section 1. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. Any person may hold two or more offices.

Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board who shall be a Director, and shall choose a President, a Secretary and a Treasurer, none of whom need be Directors.

Section 3. The Board of Directors may appoint a Vice-Chairman of the Board, Vice-Presidents and one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4. The salaries and compensation of all officers of the corporation shall be fixed by the Board of Directors.

Section 5. The officers of the corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed any time by the Board of Directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

Section 6. The Chairman of the Board shall preside at meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 7. The Vice-Chairman shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform other such duties as the Board of Directors may from time to time prescribe.

Section 8. The President shall be the chief executive officer of the corporation and shall have active management of the business of the corporation. He shall execute on behalf of the corporation all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the corporation.

Section 9. The Vice-Presidents shall act under the direction of the President and in absence or disability of the President shall perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice-Presidents or may otherwise specify the order of seniority of the Vice-Presidents. The duties and powers of the President shall descend to the Vice-Presidents in such specified order of seniority.

Section 10. The Secretary shall act under the direction of the President. Subject to the direction of the President he shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. He shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and will perform other such duties as may be prescribed by the President or the Board of Directors.

Section 11. The Assistant Secretaries shall act under the direction of the President. In order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers as the President and the Board of Directors may from time to time prescribe.

Section 12. The Treasurer shall act under the direction of the President. Section Subject to the direction of the President he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all money and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the President or the Board of Directors, at its regular meetings, or when the Board of Directors so required, and account of all his transactions as Treasurer and of the financial condition of the corporation.

                           If required by the Board of Directors, the Treasurer
shall give the corporation a bond in such sum and with such surety as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 13. The Assistant Treasurers in order of their seniority, unless otherwise determined by the President or the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

                                    ARTICLE 9
                                    ---------

                              Certificates of Stock

Section 1. Every stockholder shall be entitled to have a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face of back of the certificate which the corporation shall issue to represent such stock.

Section 2. If a certificate is signed (a) by transfer agent other than the corporation or its employees or (b) by a registrar other than the corporation or its employees, the signatures of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signatures have been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

Section 3. The Board of Directors may direct a new certificate of certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duty endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation, if it is satisfied that all provisions of the laws and regulations applicable to the corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5. The Board of Directors may fix in advance a date not exceeding sixty
(60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date of the payment of any dividend, or the date of the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the termination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to give such consent, and in the such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or the receive such payment of dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after such record date fixed as aforesaid.

Section 6. The corporation shall be entitled to recognize the person registered on its books as the owner of the share to be the exclusive owner for all purposes including voting and dividends, and the corporation shall not be bounds to recognize any equitable or other claims to or interest in such shares or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

                                   ARTICLE 10
                                   ----------

                               General Provisions

Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends or for repairing and maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interests of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 5. The corporation may or may not have a corporate seal, as may be from time to time determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE 11
                                   ----------

                                 Indemnification

         Every person who was or is a party or is a threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a Director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a Director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such Directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

         The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a Director or officer of the corporation, or is or was serving at the request of the corporation as a Director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

         The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

                                   ARTICLE 12
                                   ----------

                                   Amendments

Section 1. The Bylaws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

Section 2. The Board of Directors by a majority vote of the whole Board at any meeting may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particulars of the Bylaws which shall not be amended by the Board of Directors.

APPROVED AND ADOPTED: December 12, 1998

                          CERTIFICATE OF THE SECRETARY
                          ----------------------------

Michael Mitsiadis, hereby certify that I am the Secretary of Global Tech Capital Corp., and the foregoing Bylaws, consisting of 11 pages, constitute the code of Bylaws of this company as duly adopted at a regular meeting of the Board of Directors of the corporation held on December 12, 1998.

IN WITNESS WHEREOF, I have hereunto subscribed my name on December 12, 1998.



--------------------------------
Secretary Treasurer and Director

EXHIBIT 5.1
-----------




                             SIERCHIO & COMPANY, LLP
                                    ATTORNEYS
                        150 East 58th Street, 25th Floor
                            New York, New York 10155
                  PHONE (212) 446-9500 - TELEFAX (212) 446-9504



                                                              September 5, 2001


Global-Tech Capital Corp.
P.O. Box 84037
Burnaby, B.C.
V5A 4T9  Canada

         Re:      Global-Tech Capital Corp.
                  Registration Statement on Form SB-2

Dear Sir or Madam:

         We have acted as counsel for Global-Tech Capital Corp., a corporation existing under the laws of the State of Nevada (the "Company") in connection with the preparation and filing of a registration statement on Form SB-2 (the "Registration Statement") relating to the registration and the offer and sale by the Company of 2,000,000 of the Company's shares of common stock, $0.001 par value (the "Common Shares").

         In this connection, we have examined such documents, corporate records, officers' certificates and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, (i) the Company's Certificate of Incorporation and Bylaws, and (ii) the Registration Statement. We have assumed the legal capacity to sign and the genuineness of all signatures of all persons executing instruments or documents examined or relied upon by us and have assumed the conformity with the original documents of all documents examined by us as copies of such documents.

         Based upon and subject to the foregoing, we are of the opinion that when offered and sold as described in the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable.

                             SIERCHIO & COMPANY, LLP


         We are members of the bar of the States of New York and New Jersey and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                 Very truly yours

                                                 Sierchio & Company, LLP


                                            By: ___________________________
                                                     Joseph Sierchio

Exhibit 10
----------

                                OPTION AGREEMENT
                                ----------------


         THIS AGREEMENT made as of the 10th day of May, 2001

BETWEEN:

                  ROBIN DAY, businessman, having an office at 13416 -- 103 Avenue, Edmonton, Alberta, T5N 0S4

                  ("Day")

                                              OF THE FIRST PART

AND:

                   VALLEY GOLD LTD., a body corporate having an office at 58 Canova Road, Calgary, Alberta, T2W 2A6

                  ("VG")

                                              OF THE SECOND PART

AND:

                   GLOBAL TECH CORP., a body corporate having an office at Suite 2000, 1055 West Hastings Street, Vancouver, British Columbia, V6E 2E9

                  ("GTC")

                                               OF THE SECOND PART

                  RECITALS:

A. Day is the legal and VG is the beneficial owner of an undivided one hundred percent (100%) interest in the Property as more particularly described in Schedule "A" attached to and made a part of this Agreement;

B. Day and VG wish to grant and GTC wishes to acquire an undivided one hundred percent (100%) interest in the Property on the terms and subject to the conditions set out in this Agreement.

                  NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the mutual promises, covenants, conditions, representations and warranties herein set out, the parties hereto agree as follows:

1.                INTERPRETATION
                  --------------

1.1 For the purposes of this Agreement, including the recitals and any schedules hereto, unless there is something in the subject matter or context inconsistent therewith, the following words and expressions shall have the following meanings:

         (a) "Affiliate" shall have the meaning attributed to it by the Company Act (British Columbia);

         (b) "Agreement" means this Agreement, as amended from time to time;


         (c) "Approval Date" means the date that is five (5) business days after the receipt by GTC of written confirmation from the U.S. Securities and Exchange Commission that GTC's registration statement under The Securities Act of 1933 has become effective;

         (d) "Commercial Production" means the operation of the Property or any portion thereof as a producing mine and the production of mineral products therefrom (excluding bulk sampling, pilot plant or test operations);

         (e)      "Expenditures"   mean  all  cash,   expenses,   obligations
                  and liabilities, other than for personal injury or property damage, of whatever kind or nature spent or incurred directly or indirectly in connection with the exploration, development or equipping of the Property or any portion thereof for Commercial Production including, without limiting the generality of the foregoing, monies expended in
                  constructing,   leasing  or  acquiring  all   facilities,
                  buildings, machinery and equipment in connection with Mining Work, in paying any taxes, fees, charges, payments or rentals (including payments in lieu of assessment work) or otherwise to keep the Property or any portion thereof in good standing (including any payment to or in respect of acquiring any agreement or confirmation from any holder of surface rights respecting the Property or any portion thereof), in carrying out any survey of the Property or
                  any  portion  thereof,  in doing geophysical,   geochemical
                  and  geological   surveys,   in  drilling, assaying,
                  metallurgical testing, bulk sampling and pilot plant operations, in preparing any reports and in supervising and managing any work done with respect to and for the benefit of the Property or any portion thereof, or in any other respects necessary for the due carrying out of Mining Work and in paying the fees, wages, salaries, travelling expenses, fringe benefits (whether or not required by law) of all persons engaged in work with respect to and for the benefit of the Property or any portion thereof, in paying for the food, lodging and other reasonable needs of such persons and a charge equal to fifteen percent (15%) of Expenditures (exclusive of such charge) as a management fee;

         (f) "Mining Work" means every kind of work done on or in respect of the Property or the products therefrom by or under the direction of or on behalf of or for the benefit of a party and, without limiting the generality of the foregoing, includes assessment work, geophysical, geochemical and geological surveying, studies and mapping, investigating, drilling, designing, examining, equipping, improving, surveying, shaft sinking, raising, crosscutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores, metals, and concentrates, surveying and bringing any mineral claims or other interests to lease or patent, reporting and all other work usually considered to be prospecting, exploration, development and mining work;

         (g) "Net Smelter Returns" shall have the meaning ascribed to it in Schedule "B" hereto;

         (h) "Option" means the option granted by the Optionor to GTC under Section 3.1 of this Agreement;

         (i)      "Optionor" means Day and VG

         (j) "Production Notice" means a notice which is given to each of the parties in which it is proposed to place the Property into Commercial Production;

         (k) "Property" means those mineral properties more particularly described in Schedule "A" hereto together with the surface rights, mineral rights, personal property and permits associated therewith, and shall include any renewal thereof and any other form of successor or substitute title thereto.

1.2 In this Agreement, all dollar amounts are expressed in lawful currency of Canada unless specifically provided to the contrary.

1.3 The titles to the respective Articles hereof shall not be deemed to be a part of this Agreement but shall be regarded as having been used for convenience only.

1.4 Words used herein importing the singular number shall include the plural, and vice--versa, and words importing the masculine gender shall include the feminine and neuter genders, and vice--versa, and words importing persons shall include firms, partnerships and corporations.

2.                REPRESENTATIONS AND WARRANTIES
                  ------------------------------

2.1               GTC represents and warrants to the Optionor that:

         (a) it is a company duly incorporated, validly subsisting and in good standing with respect to filing of annual reports under the laws of the jurisdiction of its incorporation;

         (b) it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to in or contemplated by this Agreement and to carry out and perform all of its obligations and duties hereunder;

         (c) it has duly obtained all authorizations for the execution, delivery and performance of this Agreement, and such execution, delivery and performance and the consummation of the transactions herein contemplated will not conflict with, or accelerate the performance required by or result in any breach of any covenants or agreements contained in or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of its constating or initiating documents or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject and will not contravene any applicable laws.

2.2               The Optionor represents and warrants to GTC that:

         (a) Day is the sole legal owner and VG is the sole beneficial owner of a one hundred percent (100%) undivided interest in and to the Property;

         (b) the Property is in good standing under the laws of the Province of British Columbia up to and including March 31, 2006;

         (c) to the best of its knowledge, there are no environmental and reclamation liabilities related to the Property resulting from any mineral exploration, development or processing activities conducted on the Property prior to the execution of this Agreement;

         (d) the Property is free and clear of all liens, charges and encumbrances and is not subject to any right, claim or interest of any other person;

         (e) it has complied with all laws in effect in the Province of British Columbia with respect to the Property and such Property has been duly and properly staked and recorded in accordance with such laws and that GTC may enter in, under or upon the Property for all purposes of this Agreement without making any payment to, and without accounting to or obtaining the permission of, any other person other than any payment required to be made under this Agreement; and

         (f) there is no adverse claim or challenge against or to the ownership of or title to the Property, or any portion thereof nor is there any basis therefor and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof or interest therein and no person has any royalty or interest whatsoever in production or profits from the Property or any portion thereof and the Property is not the whole or substantially the whole of its undertaking.

2.3 The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement, are to be construed as both conditions and warranties and shall, regardless of any investigation which may have been made by or on behalf of any party as to the accuracy of such representations and warranties, survive the closing of the transaction contemplated hereby. Each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty contained in this Agreement. In addition to any other remedy to which it may be entitled, each party shall be entitled to set off any such loss, damage or costs suffered by it as a result of any such breach against any payment required to be made by it to any other party hereunder.

3.                OPTION
                  ------

3.1 The Optionor hereby grants to GTC the sole and exclusive right and option to acquire an undivided one hundred percent (100%) interest in the Property, free and clear of all liens, charges, encumbrances, claims, rights or interest of any person, such option to be exercisable by

GTC:

         (a) paying to the Optionor Ten Thousand Dollars ($10,000) cash to be paid as follows:

                  (i) Five Thousand Dollars ($5,000) on the execution of this Agreement;

                  (ii)     Five Thousand Dollars ($5,000) on the Approval Date;

                  (iii) Fifteen Thousand Dollars ($15,000) on or before the first anniversary of the Approval Date;

                  (iv) Twenty Five Thousand Dollars ($25,000) on or before the second anniversary of the Approval Date;

                  (v) Forty Seven Thousand Five Hundred Dollars ($47,500) on or before the third anniversary of the Approval Date; and

         (b) issuing to the Optionor 10,000 common shares of GTC on or before the Approval Date;

         (c) paying or issuing to the Optionor, either cash or common shares of GTC or any combination thereof as determined by GTC at its sole discretion, as follows:

                  (i) cash or common shares of GTC having a value of Fifteen Thousand Dollars ($15,000) on or before the first anniversary of the Approval Date;

                  (ii) cash or common shares of GTC having a value of Twenty Five Thousand Dollars ($25,000) on or before the second anniversary of the Approval Date;

                  (iii) cash or common shares of GTC having a value of Forty Seven Thousand Five Hundred Dollars ($47,500) on or before the third anniversary of the Approval Date; and

         (d) incurring Expenditures of not less than One Million Dollars ($1,000,000) on or before the fourth anniversary of the Approval Date, of which not less than Fifty Thousand Dollars ($50,000) must be incurred on or before the first anniversary of the Approval Date, not less than Two Hundred Thousand Dollars ($200,000), in the aggregate, must be incurred on or before the second anniversary of the Approval Date and of which not less than Five Hundred Thousand Dollars ($500,000), in the aggregate, must be incurred on or before the third anniversary of the Approval Date.

The value of the shares which might be issued under paragraph (c) above will be determined by average closing price for the common shares of GTC on any recognized stock exchange or quotation system on which the common shares of GTC may be listed for the thirty trading days prior to the particular anniversary of the Approval Date for the period in which such common shares might be issued.

3.2 As additional consideration for the grant of the Option, the parties agree that the Optionor will receive a royalty equal to two percent (2%) of Net Smelter Returns, payable in accordance with the terms of Schedule "B" hereto.

4.                RIGHT OF ENTRY
                  --------------

4.1 Except as otherwise provided in this Agreement, until the Option is exercised or terminated in accordance with the terms of this Agreement, GTC, its servants and agents shall have the sole and exclusive right to:

         (a) enter in, under or upon the Property and conduct Mining Work;

         (b) exclusive and quiet possession of the Property;

         (c) bring upon the Property and to erect thereon such mining facilities as it may consider advisable; and

         (d) remove from the Property ore or mineral products for the purpose of bulk sampling, pilot plant or test operations.

4.2 The Optionor covenants with GTC that it shall, forthwith upon the execution of this Agreement, deliver to GTC all maps, drill logs, reports and any and all other technical, engineering and geological data relating to the Property.

5.                POWERS, DUTIES AND OBLIGATIONS OF GTC
                  -------------------------------------

5.1 GTC shall have full right, power and authority to do everything necessary or desirable to carry out an exploration program on the Property and to determine the manner of exploration and development of the Property and, without limiting the generality of the foregoing, the right, power and authority to:

         (a) regulate access to the Property, subject only to the right of the Optionor and its representatives to have access to the Property at all reasonable times for the purpose of inspecting work being done thereon but at their own risk and expense;

         (b) employ and engage such employees, agents and independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder and in this connection to delegate any of its powers and rights to perform its duties and obligations hereunder but GTC shall not enter into contractual relationships except on terms which are commercially competitive;

         (c) execute all documents, deeds and instruments, do or cause to be done all such acts and things and give all such assurances as may be necessary to maintain good and valid title to the Property and the Optionor hereby irrevocably constitutes GTC its true and lawful attorney to give effect to the foregoing; and

         (d) conduct such title examinations and cure such title defects as may be advisable in the reasonable judgment of GTC.

5.2           GTC shall have the duties and obligations to:

         (a) keep the Property free and clear of all liens and encumbrances arising from its operations hereunder (except liens contested in good faith by GTC) and in good standing by the doing and filing, or payment in lieu thereof, of all necessary assessment work and payment of all taxes required to be paid and by the doing of all other acts and things and the making of all other payments required to be made which may be necessary in that regard;

         (b) permit the Optionor and its representatives, duly authorized by it, in writing, at their own risk and expense, access to the Property at all reasonable times and to all records prepared by GTC in connection with Mining Work; GTC shall prepare and deliver to the Optionor not less frequently than annually, reports on all Mining Work conducted by GTC;

         (c) perform its duties and obligations hereunder in a sound and workmanlike manner, in accordance with sound mining and engineering practices and in substantial compliance with all applicable federal, provincial, territorial and municipal laws, by-laws, ordinances, rules and regulations and this Agreement;

         (d) obtain and maintain or cause any contractor engaged by it hereunder to obtain and maintain, during any period in which active work is carried out hereunder, not less than the following:

                  (i) employer's liability insurance covering each employee engaged in the operations hereunder to the extent of One Million Dollars ($1,000,000) where such employee is not covered by Worker's Compensation;

                  (ii) comprehensive general liability insurance in such form as may be customarily carried by a prudent operator for similar operations with a bodily injury, death and property damage limit of One Million Dollars ($1,000,000) inclusive;

                  (iii) vehicle, aircraft and watercraft insurance covering all aircraft, vehicles and watercraft owned and non-owned, operated and/or licensed by GTC, with a bodily injury, death and property damage limit of Five Million Dollars ($5,000,000) inclusive;

         (e) arrange for and maintain Worker's Compensation or equivalent coverage for all eligible employees engaged by GTC in accordance with local statutory requirements;

         (f) maintain true and correct books, accounts and records of operations hereunder.

6.                VESTING OF INTEREST
                  -------------------

6.1 Forthwith upon GTC exercising the Option by GTC's performance of the requirements of Section 3.1, an undivided one hundred percent (100%) interest in and to the Property shall vest, and shall be deemed for all purposes hereof to have vested, in GTC.

6.2 The Optionor covenants and agrees to deliver to GTC, forthwith upon receiving notice from GTC that the Option has been exercised, a recordable transfer, or such other instrument as may be required, of a one hundred percent (100%) interest in and to the Property in the name of GTC and GTC shall be entitled to record such transfer documents in the appropriate office in the jurisdiction in which the Property is located.

6.3 The parties acknowledge the right of GTC to file, register or to otherwise deposit a copy or a memorandum of this Agreement in the appropriate recording office for the jurisdiction in which the Property is located and with any other governmental agencies to give third parties notice of this Agreement, and hereby agree, each with the others, to do or cause to be done all acts or things reasonably necessary to effect such filing, registration or deposit.

7.                TERMINATION OF OPTION
                  ---------------------

7.1 In the event of default in the performance of the requirements of Section
3.1 by GTC, then subject to the provisions of Sections 7.2, 7.3 and 16.1 of this Agreement, the Option and this Agreement shall terminate.

7.2 GTC shall have the right to terminate this Agreement by giving thirty (30) days written notice of such termination to the Optionor and upon the effective date of such termination this Agreement shall be of no further force and effect except GTC shall be required to satisfy any obligations which have accrued under the provisions of this Agreement which have not been satisfied.

7.3 Notwithstanding any other provisions of this Agreement, in the event of termination of this Agreement, GTC shall deliver to the Optionor all data, reports and samples pertaining to the Property and shall ensure that the Property is in good standing for at least one year from the date of termination of this agreement by the filing of assessment work or by paying cash in lieu thereof.

8.                CONFIDENTIALITY
                  ---------------

8.1 All information and data concerning or derived from the Mining Work shall be kept confidential and, except to the extent required by law or by regulation of any securities commission, stock exchange or other regulatory body, shall not be disclosed to any person other than its professional advisors, financial advisors or an Affiliate unless such persons have first executed a confidentiality agreement in favour of all parties or to any other person without the prior consent of all the parties, which consent shall not unreasonably be withheld.

8.2 The text of any news releases or other public statements which a party desires to make with respect to the Property shall be made available to the other parties after the close of trading on any stock exchange on which the shares of the parties are listed prior to publication and the other parties shall have the right to make suggestions for changes therein at any time prior to the opening of such stock exchange on the next business day.

9.                RESTRICTIONS ON ALIENATION
                  --------------------------

9.1 No party (the "Selling Party") shall sell, transfer, convey, assign, mortgage or grant an option in respect of or grant a right to purchase or in any manner transfer or alienate all or any portion of its interest or rights under this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld.

9.2 The provisions of Sections 9.1 shall not prevent GTC from entering into an amalgamation or corporate reorganization which will have the effect in law of the amalgamated or surviving company possessing all the property, rights and interests and being subject to all the debts, liabilities and obligations of each amalgamating or predecessor company, or prevent a party from assigning its interest to an Affiliate of such party provided that the Affiliate first enters into an agreement with the other parties on the same terms and conditions as set out in this Agreement and agrees in writing with the other parties to re-transfer such interest to the originally assigning party immediately before ceasing to be an Affiliate of such party.

10.               NOTICE
                  ------

10.1 Any notice, direction, or other instrument required or permitted to be given under this Agreement shall be in writing and shall be given by the delivery of same or by mailing same by prepaid registered or certified mail or by sending same by telegram, telex, telecommunication or other similar form of communication, in each case addressed to the intended recipient at the address of the respective party set out on the first page hereof.

10.2 Any notice, direction, or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of disruption of the postal service in which event notice will be deemed to be received only when actually received and, if sent by telegram, telecommunication or other similar form of communication, be deemed to have been given and received on the day it was actually received.

10.3 Any party may at any time give notice in writing to the others of any change of address, and from and after the giving of such notice, the address therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

11.               FURTHER ASSURANCES
                  ------------------

11.1 Each of the parties covenants and agrees, from time to time and at all times, to do all such further acts and execute and deliver all such further deeds, documents and assurances as may be reasonably required in order to fully perform and carry out the terms and intent of this Agreement including, without limiting the generality of the foregoing, any memoranda of agreement to be registered against title to the Property.

12.               RULE AGAINST PERPETUITIES
                  -------------------------

12.1 If any right, power or interest of any party in property under this Agreement would violate the rule against perpetuities, then such right, power or interest shall terminate at the expiration of twenty (20) years after the death of the last survivor of all the lineal descendants of Her Majesty, Queen Elizabeth II of England, living on the date of the execution of this Agreement.

13.               TIME OF THE ESSENCE
                  -------------------

13.1 Time shall be of the essence in the performance of this Agreement.

14.               ENUREMENT
                  ---------

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

14.1 This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

15.               FORCE MAJEURE
                  -------------

15.1 No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its reasonable control (except those caused by its own lack of funds) including, but not limited to, acts of God, fire, storm, flood, explosion, strikes, lockouts or other industrial disturbances, acts of public enemy, war, riots, laws, rules and regulations or orders of any duly constituted governmental authority, or non-availability of materials or transportation (each an "Intervening Event").

15.2 All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event.

15.3 A party relying on the provisions of Section 15.1 hereof, insofar as possible, shall promptly give written notice to the other party of the particulars of the Intervening Event, shall give written notice to all other parties as soon as the Intervening Event ceases to exist, shall take all reasonable steps to eliminate any Intervening Event and will perform its obligations under this Agreement as far as practicable, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

16.               DEFAULT
                  -------

16.1 If a party (the "Defaulting Party") is in default of any requirement herein set forth, the party affected by such default (the "Non-Defaulting Party") shall give written notice to all other parties within thirty (30) days of becoming aware of such default, specifying the default, and the Defaulting Party shall not lose any rights under this Agreement, nor shall the Agreement or the Option terminate, nor shall the Non-Defaulting Party have any rights, remedies or cause of action pursuant to this Agreement, or otherwise hereunder as a result of such default, unless within thirty (30) days after giving of notice of default by the Non-Defaulting Party, the Defaulting Party has failed to cure the default by the appropriate performance, and if the Defaulting Party fails within such period to cure such default, the Non-Defaulting Party shall only then be entitled to seek any remedy it may have on account of such default.

17.               SEVERABILITY
                  ------------

17.1 If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

18.               AMENDMENT
                  ---------

18.1 This Agreement may not be changed orally but only by an agreement in writing, signed by the party against which enforcement, waiver, change, modification or discharge is sought.

19.               ENTIRE AGREEMENT
                  ----------------

19.1 This Agreement constitutes and contains the entire agreement and understanding between the parties and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether oral or written, express or implied, statutory or otherwise between the parties or any of them with respect to the subject matter hereof.

20.               OPTION ONLY
                  -----------

20.1 This Agreement provides for an option only, and except as specifically provided otherwise, nothing herein contained shall be construed as obligating GTC to do any acts or make any payments and the doing of any acts or making of any payments as shall be done or made hereunder shall not be construed as obligating GTC to do any further act or make any further payment.

21.               GOVERNING LAW
                  -------------

21.1 This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the parties irrevocably attorn to the jurisdiction of the Province of British Columbia.

                  IN WITNESS WHEREOF the parties have executed this Agreement as of the day, month and year first above written.


SIGNED, SEALED and DELIVERED        )
by ROBIN DAY in the presence of:    )
                                    )
------------------------------------)
Signature                           )        ___________________________
                                    )        ROBIN DAY
------------------------------------)
Address                             )
                                    )
                                    )
Occupation

THE COMMON SEAL of VALLEY                            )
GOLD LTD. was hereto affixed                         )
 in the presence of:                                 )
                                                     )                c/s
---------------------------------------------------- )
Authorized Signatory                                 )
                                                     )
---------------------------------------------------- )
Authorized Signatory                                 )


THE COMMON SEAL of GLOBAL                            )
TECH CORP. was hereto affixed                        )
 in the presence of:                                 )
                                                     )                c/s
---------------------------------------------------- )
Authorized Signatory                                 )
                                                     )
---------------------------------------------------- )
Authorized Signatory                                 )

This is Schedule "A" to that certain Option Agreement between Robin Day, Valley Gold Ltd. and Global Tech Corp. dated the 10th day of May, 2001.


                             Description of Property
                             -----------------------


Claim Name         Record Number           Record Date             Expiry Date
----------         -------------           -----------             -----------
French             374997                  March 31, 2000        March 31, 2006

being one (1) mineral claim located in the Omineca Mining Division, Province of British Columbia.

This is Schedule "B" to that certain Option Agreement between Robin Day, Valley Gold Ltd. and Global Tech Corp. dated the 10th day of May, 2001.


                               NET SMELTER RETURNS
                               -------------------


1. In the event that GTC sells ores, concentrates, precipitates, cathodes, leach solutions, or any other primary, intermediate or final product or any other mineral substances or any other metals produced from the Property, Net Smelter Returns for the calendar quarter shall mean the amount of Revenues actually received by GTC from the sale of such mineral substances, less, to the extent paid or incurred by GTC:

         (a) the cost of transportation between the mill of GTC and the buyer;

         (b) the cost of assaying, sampling, smelting, and refining such products; and

         (c) taxes (other than income tax) imposed upon or in connection with transporting and selling such products, including any penalties assessed by the purchaser of such products; and

         (d) costs of sale, if any, actually paid or incurred by GTC prior to the date payment is due to the Optionor hereunder, provided however, that in the event that GTC uses its own smelter or refinery, the allowable deduction for smelting and refining shall not exceed the cost of a comparable third party smelter or refiner.

2. "Revenues" means proceeds received from the sale or deemed sale by GTC of the following categories of mineral products:

         (a) if GTC causes refined gold (meeting the specifications of the London Bullion Market Association) to be produced from ores mined from the Property, the refined gold shall be deemed to have been sold at the Monthly Average Gold Price for the month in which it was produced, and Revenue shall be determined by multiplying Gold Production during the calendar month by the Monthly Average Gold Price; as used herein, "Gold Production" shall mean the quantity of refined gold outturned to GTC's pool account by an independent third party refinery for gold produced from the Property during the calendar month on either a provisional or final settlement basis, and the "Monthly Average Gold Price" shall mean
                  the average  London  Bullion  Market   Association   P.M.
                  Gold Fix, calculated by dividing the sum of all such prices reported for the month by the number of days for which such prices were reported;

         (b) if GTC causes refined silver (meeting the specifications for refined silver subject to the New York Silver Price published by Handy & Harman) to be produced from ore mined from the Property, the refined silver shall be deemed to have been sold at the Monthly Average Silver Price for the month in which it was produced, and Revenue shall be determined by multiplying Silver Production during the calendar month by the Monthly Average Silver Price; as used herein, Silver Production shall mean the quantity of refined silver outturned to GTC's pool account by an independent third-party refinery for silver produced from the Property during the calendar month on either a provisional or final settlement basis, and the "Monthly Average Silver Price" shall mean the average New York Silver Price as published daily by Handy & Harman, calculated by dividing the sum of all such prices reported for the calendar month by the number of days for which such prices were reported;

         (c) if GTC causes refined metals other than refined gold and refined silver to be produced from ores mined from the Property, such refined or processed metals shall be deemed to have been sold at the Monthly Average Price for the month in which they were produced, and Revenue shall be determined by multiplying Metal Production by the Monthly Average Price; as used herein, "Metal Production" shall mean the quantity of such refined metal outturned to GTC's pool account by an independent third party refinery for such metal from the Property during the calendar month on either a provisional or final settlement basis, and the "Monthly Average Price" shall mean the average spot price for such metal as published weekly by Metals Week, calculated by dividing the sum of all such prices reported for the calendar month divided by the number of weeks for which such prices were reported;

         (d) in the event that GTC sells raw ores or concentrates, produced from ores mined from the Property, Revenue shall be determined by multiplying the amount of recoverable metals contained in such raw ore or concentrates sold by the Monthly Average Price (as that term is defined in paragraphs (a), (b) or (c) above, as applicable) for such metal or metals during the month of sale;

         (e) where outturn of refined metals is made by an independent third party refinery on a provisional basis, Revenue shall be based upon the amount of such provisional settlement, but shall be adjusted in subsequent statements to account for the amount of refined metal established by final settlement by such refinery;

The Optionor acknowledges that the purpose of paragraphs (a), (b), (c) and (d) under this definition of Revenue is to pay a percentage of the Net Smelter Returns on the basis of value of the mineral products produced from ores mined from the Property as established by the London Bullion Market Association P.M. Gold Fix for gold, the New York Silver Price as published by Handy & Harman for silver, and the spot price for all other metals as published by Metals Week for such metals, as the case may be, regardless of the price or proceeds actually received by GTC for or in connection with such metal or the manner in which a sale of refined metal to a third party is made by GTC. The Optionor further acknowledges that GTC shall have the right to market and sell or refrain from selling refined gold, silver and other metals produced from the Property in any manner it may elect, and that GTC shall have the right to engage in forward sales, future trading or commodity options trading, and other price hedging, price protection, and speculative arrangements ("Trading Activities") which may involve the possible delivery of gold, silver or other metals produced from the Property. The Optionor specifically acknowledges and agrees that it shall not be entitled to participate in the profits or be obligated to share in any losses generated by GTC's actual marketing or sales practices or by its Trading Activities.

3. GTC shall pay to the Optionor a royalty equal to two percent (2%) of Net Smelter Returns determined in accordance with this Schedule "B" within thirty
(30) days after the receipt by GTC of Revenues.

4. GTC shall provide copies of all data relating to the royalty calculation made hereunder (including, but not limited to, settlement sheets used in calculating the Net Smelter Returns royalty) to the Optionor at the same time that the Net Smelter Returns royalty payments are paid.

5. GTC shall permit the Optionor to inspect, at the Optionor's expense, the books and records of GTC which are pertinent to the determination of the royalty payable hereunder, at any reasonable time during normal business hours, provided that such inspection is conducted by the Optionor or by an accounting firm of recognized standing, at least one of whose members is a member of the Canadian Institute of Chartered Accountants, and provided that such inspecting does not interfere unreasonably with the operations or procedures of GTC.

Exhibit 23.2
------------

[Letterhead of Richard M. Prinzi, Jr., CPA]



                         CONSENT OF INDEPENDENT AUDITOR








We hereby consent to the use in the Prospectus constituting part of this Registration Statement to Form SB-2 of our report dated July 29, 2001 relating to the financial statements of Global-Tech Capital Corp. (a Nevada corporation in the development stage) as of June 30, 2001 and June 30, 2000, and the related statements of operations, changes in shareholders' equity and cash flows for the periods from July 1, 2000 through June 30, 2001 and July 1, 1999 to June 30, 2000, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.






Staten Island, New York
September 7, 2001




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